SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Asyst Technologies, Inc.
(Name of Registrant, as Specified in Its Charter)

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ASYST TECHNOLOGIES, INC.

48761 Kato Road
Fremont, CA 94538

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On September 21, 2004

To the Shareholders of Asyst Technologies, Inc.:

      Notice is hereby given that the Annual Meeting of Shareholders of Asyst Technologies, Inc., a California corporation, will be held on Tuesday, September 21, 2004, at 10:00 a.m. local time, at our offices at 48761 Kato Road, Fremont, California 94538, for the following purposes:

1. To elect directors to serve for the ensuing year and until their successors are elected.

2. To approve amendments to our 2003 Equity Incentive Plan to: (a) increase the aggregate number of shares of our common stock authorized for issuance under this plan, and available for grant as incentive stock options, from 1,000,000 shares to 1,900,000 shares, (b) increase the percentage of the aggregate number of shares authorized for issuance under this plan that may be granted as restricted stock awards from 10% to 20%, and (c) limit to six (6) years the term of future option grants under this plan.

3. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2005 fiscal year.

4. To transact such other business as may properly come before the meeting, or at any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Our Board of Directors has fixed the close of business on July 23, 2004, as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting of Shareholders, and at any adjournment or postponement thereof.

By Order of the Board of Directors

Steve Debenham
Secretary

Fremont, California

August 16, 2004

      All shareholders are cordially invited to attend the meeting in person. Whether you expect to attend the meeting, please complete, date, sign and return the enclosed Proxy Card as promptly as possible to ensure your representation at the meeting.

      You may also vote your shares on the Internet or by telephone by following the instructions on the Proxy Statement accompanying this Notice. If your shares are held of record by a broker, bank or other nominee, you may be able to vote on the Internet or by telephone by following the instructions provided with the voting instruction form your nominee has sent to you.

      A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have given your proxy, you may still vote in person if you attend the meeting. However, if a broker, bank or other nominee is the record holder of your shares and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

ASYST TECHNOLOGIES, INC.

48761 Kato Road
Fremont, CA 94538

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

September 21, 2004

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed proxy is solicited on behalf of the Board of Directors of Asyst Technologies, Inc., a California corporation, for use at the Annual Meeting of Shareholders to be held on September 21, 2004, at 10:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at our offices at 48761 Kato Road, Fremont, California 94538. We intend to mail this Proxy Statement and accompanying Proxy Card on or about August 16, 2004 to all shareholders entitled to vote at the Annual Meeting.

      We close our books on the last Saturday of each quarter and thus the actual date of our fiscal 2004 year-end, March 27, 2004, is different from the year-end date used throughout this Proxy Statement when referring to our fiscal 2004 year-end. For convenience of presentation and comparison to prior fiscal years ended March 31, we refer throughout this Proxy Statement to a fiscal year ended March 31, 2004. However, each reference to our fiscal year ended March 31, 2004 means to our actual fiscal year ended March 27, 2004.

      The Compensation Committee Report, the Audit Committee Report, the Audit Committee Charter, references to the independence of our directors, and the Stock Performance Graph are not deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, are not subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference into any of the filings previously made or to be made in the future by Asyst under the Exchange Act or the Securities Act of 1933, as amended (except to the extent Asyst specifically incorporates any such information into a document that is filed).

Solicitation

      We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the Proxy Card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to these beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to these beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees or, at our request, The Proxy Advisory Group of Strategic Stock Surveillance, LLC. No additional compensation will be paid to our directors, officers or other regular employees for such services, but Strategic Stock Surveillance will be paid its customary fee, estimated to be $10,000, if it renders solicitation services.

Voting Rights and Outstanding Shares

      Only holders of record of our common stock at the close of business on July 23, 2004 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on July 23, 2004, we had outstanding and entitled to vote 47,328,207 shares of our common stock.

      Each holder of record of our common stock on such date will be entitled to one vote for each share held on such date on all matters to be voted upon at the Annual Meeting.

      A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative, negative and withheld votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted towards a quorum. Information concerning the vote required for Proposals 1, 2 and 3 and the effect of abstentions and broker non-votes is set forth in the description of each proposal.

Voting via the Internet or by Telephone

      Shareholders may grant a proxy to vote their shares by means of the telephone or via the Internet.

      The telephone and Internet voting procedures described below are designed to authenticate shareholders’ identities, to allow shareholders to grant a proxy to vote their shares and to confirm that such shareholders’ instructions have been recorded properly. Shareholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

For Shares Registered in Your Name

      Shareholders of record may go to www.eproxyvote.com/asyt to grant a proxy to vote their shares by means of the Internet. They will be required to provide the last four digits of their tax identification number and the control number contained on their proxy cards. The voter will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Any shareholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-877-PRX-VOTE (1-877-779-8683) and following the recorded instructions.

For Shares Registered in the Name of a Broker or Bank

      Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than from Asyst’s proxy card.

      A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling 1-800-454-8683, or via the Internet at ADP Investor Communication Services’ web site at www.proxyvote.com.

General Information for All Shares Voted via the Internet or by Telephone

      Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Daylight Time, on September 20, 2004. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

Revocability of Proxies

      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Investor Relations Department of Asyst at our principal executive offices at 48761 Kato Road, Fremont, CA 94538, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Shareholder Proposals

      Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, the deadline for our receipt of a shareholder proposal eligible to be considered for inclusion in our Proxy Statement and form of proxy for our Annual Meeting of Shareholders in 2005 is April 18, 2005.

      Under our Bylaws, shareholders seeking to bring business or nominate directors at an annual meeting of shareholders must provide timely notice in writing to Asyst. To be timely with respect to the annual meeting of shareholders to be held in calendar year 2005, a shareholder’s notice must be delivered to the attention of the Secretary at the principal executive offices of Asyst and received no later than July 2, 2005. However, in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, such notice to be timely must be so delivered and received a reasonable time before Asyst mails its proxy statement for that meeting. If Asyst does not receive timely notice of a shareholder proposal, management of Asyst will use its discretionary authority with respect to that proposal to vote the proxies received as our Board may recommend.

      Article III, Section 8, of our Bylaws requires the notice from a shareholder seeking to bring business or nominate directors at an annual meeting to include: (a) a brief description of the proposal and reasons for bringing it before the meeting; (b) the name and address of the shareholder; (c) the class and number of shares of Asyst stock beneficially owned by the shareholder; (d) any material interest of the shareholder in the proposal; and (e) any other information that is required under SEC rules to be provided by the shareholder acting as a proponent of a shareholder proposal.

      Shareholder proposals under the procedures described above must be in writing, and delivered to or mailed and received by Asyst no later than the applicable deadline, at Asyst Technologies, Inc., 48761 Kato Road, Fremont, California 94538, and Attention: Secretary.

PROPOSAL 1 — ELECTION OF DIRECTORS

      There are seven nominees for the seven Board positions currently authorized under our Bylaws. Each director to be elected will hold office until the next annual meeting of shareholders and until his or her successor is elected and has qualified, or until such director’s earlier death, resignation or removal. Each nominee listed below is currently one of our directors, all of whom have been elected for their current term by our shareholders.

      Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

      Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Abstentions and broker non-votes are not counted for this purpose.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR

OF EACH NAMED NOMINEE.

Nominees

      The names of the nominees and certain information about them are set forth below:

Name	Age	Principal Occupation

Stephen S. Schwartz, Ph.D.	44	Chairman of the Board of Directors, President and Chief Executive Officer of Asyst
P. Jackson Bell	62	Financial Advisor and retired Executive Vice President, Chief Financial Officer and Chief Administrative Officer, Adobe Systems Incorporated
Stanley Grubel	62	Retired Vice President and General Manager, Philips Semiconductor Manufacturing, Inc.
Tsuyoshi Kawanishi	75	Retired Executive Senior Vice President and Director, Toshiba Electronic Co., Ltd.
Robert A. McNamara	50	Group Executive — Industrial and Infrastructure, Fluor Corporation
Anthony E. Santelli	64	Retired Executive Vice Chairman, USA Global Link, and retired General Manager, IBM
Walter W. Wilson	60	Retired Senior Vice President, Solectron Corporation

      Dr. Schwartz has served as Chairman of our Board since January 2003. He has been a director of Asyst since August 2002, when he was elected to the Board in conjunction with his appointment as our President and Chief Executive Officer. He joined Asyst in January 2001 as Senior Vice President, Product Groups and Operations, and became Executive Vice President, Product Groups and Operations in October 2001. Prior to joining us, he served as President of Consilium, a software company and wholly owned subsidiary of Applied Materials, Inc., from May 1999 to January 2001. Between May 1997 and May 1999, Dr. Schwartz served as Vice President and General Manager of Applied Materials’ Global Service Business, a supplier of products and services to the global semiconductor industry. From September 1992 to May 1999, Dr. Schwartz also served as General Manager of Applied Materials’ High Temperature Films Division. From 1987 to 1992, Dr. Schwartz held various marketing, business development and engineering positions at Applied Materials. He has been a director of Semiconductor Equipment and Materials International, or SEMI, since July 2003.

      Mr. Bell has served as a director of Asyst since June 2000. From November 2003 to June 2004, Mr. Bell accepted a request from the United States government to provide services overseas as the Chief of Staff of the Afghanistan Reconstruction Group, a new organization within the United States Department of State. He returned to active service with our Board in July 2004. He has served as a director of Centurion Wireless Technologies, Inc. since 1996. Mr. Bell has also served as a venture advisor to emerging growth companies since August 1998. From November 1996 to August 1998, Mr. Bell served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Adobe Systems Incorporated. From September 1993 to March 1996, Mr. Bell served as Executive Vice President and Chief Financial Officer of Conner Peripherals, Inc.

      Mr. Grubel has served as a director of Asyst since January 1997. He served as a Vice President and General Manager of Philips Semiconductor Manufacturing, Inc. from June 2000 until his retirement in 2002. Prior to such time, he served as Chief Executive Officer of MiCRUS Corporation, a medical device company, from September 1994 through June 2000. Between January 1990 and September 1994, he served in various executive positions for IBM, most recently as Director of Procurement and Capital Planning for the Microelectronics Division. Since May 1999, he has served as a director of CH Energy Group, Inc.

      Mr. Kawanishi has served as a director of Asyst since June 2003. He currently also serves as a director of Semiconductor Manufacturing International Corporation, the largest semiconductor foundry in the People’s Republic of China, and Tata Consultancy Services Japan. Mr. Kawanishi previously served on the board of Applied Materials, Inc. from 1994 to 2001. He is a former Executive Senior Vice President and director of

Toshiba Electronic Co., Ltd. He currently serves as chairman of The Society of Semiconductor Industry Seniors in Japan, and until recently served on the International Advisory Panel for Singapore Technologies Pte Ltd.

      Mr. McNamara has served as a director of Asyst since October 1999. Since 2001, he has served as Group Executive for Fluor Corporation. From June 1999 to 2001, he served as President of the Manufacturing and Life Sciences Strategic Business Unit of the Fluor Daniel division of Fluor Corporation. From October 1996 to June 1999, Mr. McNamara served as a Vice President of Fluor Daniel. Prior to such time, Mr. McNamara served as President of Marshall Contractors from 1982 until Marshall was acquired by Fluor Corporation in October 1996.

      Mr. Santelli has served as a director of Asyst since May 2001. He served as Executive Vice Chairman of USA Global Link, a telecommunications and information services company, from August 1999 until retiring in May 2001. From March 1997 until July 1999, Mr. Santelli served as a General Manager of IBM Printing Systems Company. From November 1995 to March 1997, Mr. Santelli was General Manager, Product and Brand Management, of IBM Personal Computer Company.

      Mr. Wilson has served as a director of Asyst since January 1995. Since October 2000, he has been a business consultant. From 1989 until he retired in October 2000, Mr. Wilson held numerous management positions at Solectron Corporation, most recently as Senior Vice President, Business Integration and Information Technology.

      There are no family relationships among any of our directors or executive officers.

Board and Committee Meetings and Attendance

      During the fiscal year ended March 31, 2004, by telephone or in person, our Board held 5 meetings, the Audit Committee held 4 meetings, the Governance and Nominating Committee held 1 meeting, and the Compensation Committee held 15 meetings. During the fiscal year ended March 31, 2004, each Board member attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively, except as follows: Mr. Bell attended 5 of 9 of the meetings of the Board and of its committees on which he served, held during the period for which he was a director or committee member, and Mr. Kawanishi attended 2 of 4 meetings of the Board held during the period for which he was a director. From November 2003 to June 2004, Mr. Bell accepted a request from the United States government to provide services overseas as the Chief of Staff of the Afghanistan Reconstruction Group, a new organization within the United States Department of State, and was unable to attend meetings of our Board or its Audit Committee during this period. Prior to this period, Mr. Bell attended all meetings of our Board and its Audit Committee during the fiscal year.

Committee Membership

      There are three standing committees of our Board: Audit Committee, Governance and Nominating Committee, and Compensation Committee. The members of these committees currently are:

Governance and
		Nominating	Compensation
Director Name and Positions	Audit Committee	Committee	Committee

Stephen S. Schwartz (Chairman, Chief Executive Officer and President)	—	—	—
P. Jackson Bell (Director)	X	—	—
Stanley Grubel (Director)	X	Chair	X
Tsuyoshi Kawanishi (Director)	—	—	—
Robert A. McNamara (Director)	X	—	—
Anthony E. Santelli (Director)	—	—	Chair
Walter W. Wilson (Director)	Chair	X	—

Director Independence and Executive Sessions

      Our Board determined in July 2004 that each of the directors, other than Dr. Schwartz, is an independent director as defined in Rule 4200 of the Nasdaq listing standards. Therefore, a majority of our Board will be independent as so defined as of the date of the Annual Meeting, assuming the nominees for director are elected and the absence of circumstances beyond our control that would adversely affect the determination.

      The foregoing independence determination also included the conclusions of our Board that each of the members of its Audit Committee, Governance and Nominating Committee, and Compensation Committee listed above is independent as defined under the Nasdaq listing standards, and, with respect to the Audit Committee, independent under additional SEC rules defining independence for members of an audit committee.

      The Nasdaq listing standards require that Asyst implement the revised requirements regarding director independence, independent committees, and regularly scheduled executive sessions at which only independent directors are present by the date of the Annual Meeting. It is currently contemplated that these executive sessions will occur at least twice during the fiscal year ending March 31, 2005, in conjunction with regularly scheduled meetings of our Board.

Audit Committee

      Charter and Purposes. The charter of the Audit Committee was amended and restated by our Board in May 2004, and is attached as Appendix A to this Proxy Statement (and is available on our website, as described below under “Corporate Governance and Website Information”). The primary purposes of this committee are to oversee on behalf of our Board: (a) Asyst’s accounting and financial reporting processes and integrity of Asyst’s financial statements; (b) the audits of Asyst’s financial statements and appointment, compensation, qualifications, independence and performance of Asyst’s registered independent public accounting firm; (c) Asyst’s compliance with legal and regulatory requirements; and (d) Asyst’s internal control over financial reporting.

      Members. In addition to the determination by our Board of the independence of the members of this committee, described above under “Director Independence and Executive Sessions,” our Board has also determined that all of the members of the Audit Committee meet the requirement of the Nasdaq listing standards that each member be able to read and understand fundamental financial statements, including a company’s balance sheet, income and cash flow statement. Additionally, our Board has determined that Mr. Bell, Mr. Grubel, Mr. McNamara and Mr. Wilson each meets the requirement of the Nasdaq listing standards that at least one member of the committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication.

      Audit Committee Financial Expert. Our Board has determined that incumbent director Mr. Bell meets the definition of an “audit committee financial expert,” as defined in SEC rules.

Governance and Nominating Committee and Director Nomination Process

      Charter and Purposes. This committee has a charter that is available on our website, as described below under “Corporate Governance and Website Information.” The primary purposes of the committee are to: (a) recommend to our Board the individuals qualified to serve on our Board for election by shareholders at each annual meeting of shareholders, and to fill vacancies on our Board; (b) implement our Board’s criteria for selecting new directors; and (c) develop, recommend to our Board and assess corporate governance policies for the company.

      Members. Our Board has determined that the members of this committee are independent, as described above under “Director Independence and Executive Sessions.”

      Process for Identifying Director Candidates. The committee periodically evaluates the size and composition of our Board with a goal of maintaining continuity of knowledge of our company, industry knowledge and operational and financial oversight experience. In the evaluation of director nominees, the committee expects to consider the candidate’s independence under applicable standards, professional skills and experience to contribute to the oversight function of our Board, time to devote to the functions of our Board, and other considerations particular to our company and the functions of our Board and its committees.

      The committee may identify and evaluate candidates for director by means of in-person interviews, retention of paid consultants, and recommendations from directors and management. The committee will also consider nominations timely made by shareholders pursuant to the requirements of our Bylaws and applicable SEC rules referred to under “Information Concerning Solicitation and Voting — Shareholder Proposals.” Our Board has adopted the same criteria to evaluate nominees for director whether the nominee is recommended by a shareholder, or other source.

      Source of Recommendation for Current Nominees. The Governance and Nominating Committee formally recommended the nominees for director included in this Proxy Statement.

      Past Nominations from More than 5% Shareholders. Under SEC rules (and assuming consent to disclosure is given by the proponent and nominee), Asyst must disclose any nominations for director made by any person or group beneficially owning more than 5% of Asyst’s outstanding common stock by the date that is 120 calendar days before the anniversary of the date on which its proxy statement was sent to its shareholders in connection with the previous year’s annual meeting. Asyst did not receive any such nominations.

Compensation Committee

      Charter and Purposes. This committee has a charter that is available on our website, as described below under “Corporate Governance and Website Information.” The primary purposes of the committee are to: (a) determine and otherwise discharge the responsibilities of our Board relating to the compensation of our executive officers; (b) evaluate the performance of our executive officers and assess management succession planning; (c) recommend to our Board the cash and non-cash compensation policies for the non-employee directors; and (d) exercise the authority of our Board with respect to the administration of our stock-based and other incentive compensation plans.

      Members. Our Board has determined that the members of this committee are independent, as described above under “Director Independence and Executive Sessions.”

Shareholder Communications to Our Board

      Any record or beneficial owner of our stock, employee or other person who has concerns about accounting, internal accounting controls, or auditing matters relating to Asyst may contact our Board’s Audit Committee, care of the Audit Committee Chair:

•	via e-mail directly at “asyt@openboard.info”

•	via phone, via our “hotline” service provider, at (866) 254-2708 (toll-free, if made within the U.S.A.)

•	via internet, via our “hotline” service provider, at “http://www.openboard.info/asyt”

•	via U.S. mail to the Audit Committee of the Board of Directors, care of the following address:

Asyst Technologies, Inc.
Attn: Secretary
48761 Kato Road
Fremont, California 94538

Any shareholder may also communicate with members of our Board or its committees, in writing addressed to the Board, a committee or individual directors, as the case may be, in care of our Secretary, mailed or delivered to Asyst Technologies, Inc., 48761 Kato Road, Fremont, California 94538. Our Secretary will forward or otherwise deliver all such communications to the intended recipients designated in the communication.

      Communications from an employee or agent of Asyst will not be treated as communications from a shareholder unless the employee or agent clearly indicates that the communication is made solely in the person’s capacity as a shareholder.

      Shareholder proposals intended to be presented at a meeting of shareholders by inclusion in our proxy statement under SEC Rule 14a-8 or in compliance with our Bylaws are subject to specific notice and other requirements referred to under “Information Concerning Solicitation and Voting — Shareholder Proposals.” The communications process for shareholders described above does not modify or relieve any requirements for shareholder proposals intended to be presented at a meeting of shareholders.

      Asyst has not adopted a formal policy requiring director attendance at our annual meetings. At our annual meeting on September 23, 2003, Mr. Bell attended the meeting.

Corporate Governance and Website Information

      Asyst believes that it will be in compliance with the corporate governance requirements of the Nasdaq listing standards as of the date of the Annual Meeting, assuming the nominees for director are elected and the absence of circumstances beyond our control that would adversely affect such compliance. The principal elements of these governance requirements as implemented by Asyst are:

•	affirmative determination by our Board that a majority of the directors is independent;

•	regularly scheduled executive sessions of our independent directors;

•	a code of conduct applicable to Asyst directors, officers and employees that meets the definition of a code of ethics set forth in SEC rules. The code also includes a section entitled “Special Obligations of our CEO and CFO” applicable to our principal executive, principal financial and principal accounting officers that contains specific standards applicable to these senior officers with responsibilities for disclosure to investors and financial reporting;

•	Audit Committee, Governance and Nominating Committee, and Compensation Committee composed of independent directors and having the purposes and charters described above under the separate committee headings; and

•	specific authority and procedures outlined in the charter of the Audit Committee attached as Appendix A to this Proxy Statement.

The Corporate Governance Policies of our Board, the charters of the three committees described above and the Code of Business Conduct are available without charge on the Asyst website at www.asyst.com, by clicking on “Investor Relations,” then “Corporate Governance,” and then “Highlights.”

Compensation of Directors

      Upon appointment to our Board, we provide to each new non-employee director a sign-on award, on a deferred basis, of shares of our common stock with a value equal to $120,000. The award vests over 36 months from the date of grant, but the shares comprising the award cannot be sold until after the award recipient has ceased to be a member of our Board. In addition, as of July 2003, each non-employee director receives annually a $35,000 cash retainer, or a pro-rata portion thereof, for service on our Board.

      As of July 2003, each director who serves on our Board also receives $2,000 for each Board meeting attended in person and $1,000 if attended telephonically, and $1,000 for each Board committee meeting attended in person and $500 if attended telephonically (including for service on special committees). Each member of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee also receives a $5,000 annual cash retainer, or pro-rated portion thereof. The Chairman of the Audit Committee and the audit committee financial expert each also receives an additional annual cash retainer of $10,000, or pro-rated portion thereof. The Chairman of the Compensation Committee and Governance and Nominating Committees also each receive an additional annual cash retainer of $7,500, or pro-rated portion thereof. In June 2004, our Board approved an annual cash retainer of $5,000, or pro-rated portion thereof, to be paid to each non-management director of our wholly owned subsidiary, Asyst Japan, Inc.

      From November 2003 to June 2004, Mr. Bell accepted a request from the United States government to provide services overseas as the Chief of Staff of the Afghanistan Reconstruction Group, a new organization within the United States Department of State, and was unable to attend meetings of our Board or its Audit Committee during this period. Mr. Bell agreed to have pro-rated the annual grant of options and annual cash retainer for service as a member of our Board and its Audit Committee during the 2004 fiscal year.

      Directors are not paid by the hour for work performed on special projects. Instead, directors will receive $5,000 per project involving overseas travel if assigned by the Board as a whole. However, during the 2004 fiscal year, and prior to the adoption as of July 2003 of our new Board compensation policy, under which directors do not receive hourly compensation, our non-management directors were compensated on an hourly basis for attendance at meetings of our Board and its committees, as well as for work on special projects, with the total hourly compensation received by each director ranging from $5,375 to $7,500 during fiscal year 2004. The members of our Board also are reimbursed for their expenses incurred in connection with attendance at Board and committee meetings, in accordance with our reimbursement policy.

      For fiscal year 2004, an annual stock option was granted on April 1, 2003 to continuing directors who served on our Board as of April 1, 2003. Options to purchase 25,000 shares of our common stock were granted to each of the five non-employee directors with an exercise price of $5.05 per share. The grant vests monthly over the period from the date of grant to the end of the fiscal year. Any future grants of options are to be determined.

      For fiscal year 2004, Tsuyoshi Kawanishi received in April 2003 an option grant to purchase 7,000 shares of our common stock with an exercise price of $5.05 per share, in conjunction with his service as a director of our wholly owned subsidiary, Asyst Japan, Inc. The option grant vested over the remainder of the 2004 fiscal year. In connection with his appointment as a director of Asyst, Mr. Kawanishi received (a) an option grant in June 2003 to purchase 21,508 shares of our common stock with an exercise price of $6.50 per share, (b) a pro-rated annual retainer, and (c) an award in November 2003, on a deferred basis, of 850 shares of our common stock. The option grant vested over the remainder of the 2004 fiscal year and the award of our common stock vested as of November 20, 2003. The shares comprising both the option grant and award of our common stock cannot be sold until after the award recipient has ceased to be a member of our Board.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The Audit Committee oversees our financial reporting process on behalf of our Board. Our Board has adopted a written Audit Committee Charter. Management has the primary responsibility for financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2004.

      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, matters related to the conduct of the audit of our financial statements and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States, including those described in Statements on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and discussed and reviewed results of the independent auditors’ examination of the financial statements. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and our company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The committee also considered whether provision of non-audit services is compatible with maintaining the auditors’ independence.

      The Audit Committee discussed with the independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2004 for filing with the SEC.

Audit Committee
Walter W. Wilson, Chairman
P. Jackson Bell
Stanley Grubel
Robert A. McNamara

PROPOSAL 2 — APPROVAL OF AMENDMENTS TO THE 2003 EQUITY INCENTIVE PLAN

      We are asking our shareholders in this Proposal 2 to approve the following amendments to the Asyst Technologies, Inc. 2003 Equity Incentive Plan:

•	increase the aggregate number of shares of our common stock authorized for issuance under this plan, and available for grant as incentive stock options, from 1,000,000 shares to 1,900,000 shares;

•	increase the percentage of the aggregate number of shares authorized for issuance under this plan that may be granted as restricted stock awards from 10% to 20%; and

•	limit to six (6) years the term of future option grants under this plan.

      References below to the “2003 Plan” mean the Asyst Technologies, Inc. 2003 Equity Incentive Plan, as proposed to be amended, unless the context otherwise indicates. A copy of the proposed amended 2003 Plan is attached as Appendix B. The description of the 2003 Plan outlined below is qualified in its entirety by reference to the 2003 Plan.

      If shareholders do not approve the amendments described above, the 2003 Plan will remain in effect without the amendments described above. This could result in our not having shares available under the 2003 Plan to grant as options or restricted stock awards to our key employees, officers or directors, which could impair our ability to attract and/or retain such personnel.

      The 2003 Plan does not provide for an automatic share reserve increase provision, commonly known as an “evergreen” provision. In addition, the 2003 Plan prohibits Asyst from “repricing options” without shareholder approval (see “Administration” below).

      The amendment of the 2003 Plan requires the affirmative vote of a majority of those shares present, in person or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal.

      Broker non-votes will not be treated as entitled to vote on the matter and, thus, will not directly affect of the outcome of the voting on the proposal. However, under the current rules of the New York Stock Exchange, a broker or other nominee that is a member of the exchange is prohibited from voting in favor of a proposal relating to equity compensation plans unless the nominee receives specific instructions from the beneficial owner of the shares to vote in favor of the proposal. Therefore, if any of your shares are held of record by a broker or other nominee who is a member of the exchange, those shares will not be voted in favor of Proposal 2 (Amendments to the 2003 Equity Incentive Plan) unless you have timely provided specific voting instructions to your broker or other nominee to vote your shares in favor of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

Background

      In September 2003, our shareholders approved the 2003 Plan and reserved 1,000,000 shares of our common stock for issuance under the plan. In July 2004, our Board approved amendments to the 2003 Plan described above, subject to approval by our shareholders. Among other amendments, we are requesting shareholder approval to increase the aggregate number of shares authorized for issuance under the 2003 Plan. Except for the 2003 Plan and our 1993 Employee Stock Purchase Plan, our other shareholder-approved equity compensation plans have expired. As a consequence, the 2003 Plan is our primary means to make available equity-based incentive compensation to our key employees, executive officers and our Board. We believe that the ability to continue to make available equity-based incentives to our key personnel is important to attract and retain talented individuals whose contributions to Asyst will continue to promote the interests of our shareholders.

      See “Equity Compensation Plan Information,” below, for information concerning outstanding options and rights, weighted average exercise prices, and shares available for future awards under our equity plans that have and have not been approved by shareholders. As of the July 23, 2004, record date for the Annual Meeting, we had outstanding 47,328,207 shares of our common stock. The additional 900,000 shares requested for the 2003 Plan represent approximately 1.9% of these outstanding shares.

General

      The 2003 Plan provides for the grant of both incentive and nonstatutory stock options, and restricted stock awards. Incentive stock options granted under the 2003 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code. Nonstatutory stock options granted under the 2003 Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of incentive and nonstatutory stock options.

Purpose

      The 2003 Plan was adopted to: (a) provide our officers, directors, employees and consultants a means to acquire our stock; (b) assist in securing and retaining the services of employees; and (c) encourage these persons to exert maximum efforts for our success. All of our approximately 550 employees and directors, and the employees of our majority-owned joint venture, Asyst Shinko, Inc., are eligible to participate in the 2003 Plan.

Administration

      The 2003 Plan is administered by our Board. The Board has the power to construe and interpret the 2003 Plan and, subject to the provisions of the 2003 Plan, to: (a) select the persons to whom grants are to be made; (b) designate the number of shares covered by each option; (c) determine whether an option is an incentive stock option or a nonstatutory stock option; (d) establish vesting schedules; (e) specify the exercise price and the type of consideration to be paid to us upon exercise; and (f) subject to restrictions, specify any other terms. Our Board is authorized to delegate administration of the 2003 Plan to a committee composed of not fewer than two members of the Board who are “non-employee directors,” within the meaning of Rule 16b-3 promulgated under the Exchange Act, and, in the discretion of the Board, who are “outside directors” within the meaning of Section 162(m) of the Code. The Board has delegated administration of the 2003 Plan to its Compensation Committee. As used herein with respect to the 2003 Plan, the “Board” refers to the Compensation Committee as well as to our Board.

      Notwithstanding the Board’s powers under the 2003 Plan, unless shareholder approval is received the Board may neither reduce the exercise price of an outstanding option, nor cancel an outstanding option in exchange for a new option or for shares of stock.

Eligibility

      We may grant incentive stock options under the 2003 Plan only to employees, including officers and employee directors, of Asyst and our affiliates. Employees, including officers, directors and certain consultants, are eligible to receive nonstatutory stock options and restricted stock awards under the 2003 Plan.

      The per-individual, per-calendar year period limitation on the number of shares that can be subject to a stock option under the 2003 Plan is 400,000 shares of our common stock. This limitation generally permits us to deduct for tax purposes the compensation attributable to the exercise of options granted under the 2003 Plan.

      Subject to shareholder approval, no more than 20% of the shares authorized for issuance under this plan may be granted as restricted stock awards. This limit was previously 10% under the 2003 Plan.

      No incentive stock option may be granted under the 2003 Plan to any person who, at the time of the grant, owns, or is deemed to own, stock possessing more than 10% of the total combined voting power of all classes of our stock or the stock of any of our affiliates, unless the option exercise price of such option is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 2003 Plan, the aggregate fair market value, determined at the time of grant, of the shares of our common stock with respect to which such options are exercisable for the first time by an optionee during any calendar year, under all such plans of Asyst and our affiliates, may not exceed $100,000.

Stock Subject to the 2003 Plan

      If awards granted under the 2003 Plan expire or otherwise terminate without being exercised, the common stock underlying these awards again becomes available for issuance under the 2003 Plan. If our company reacquires unvested stock issued under the 2003 Plan, the reacquired stock will again become available for reissuance under the 2003 Plan.

      Subject to shareholder approval, the total number of shares of our common stock authorized for issuance under the 2003 Plan is 1,900,000 shares. Of the total number of shares reserved under the 2003 Plan, and subject to shareholder approval, no more than 1,900,000 shares of our common stock may be issued pursuant to the exercise of incentive stock options granted under the 2003 Plan. The 2003 Plan previously reserved 1,000,000 shares for these purposes.

Terms of Options

      The following is a description of the permissible terms of options under the 2003 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

      Exercise Price; Payment. The exercise price to purchase shares of our common stock pursuant to an incentive stock option under the 2003 Plan may not be less than the fair market value of our common stock on the date of the option grant, and in some cases, may not be less than 110% of this fair market value. See “Eligibility,” above. The exercise price to purchase shares of our common stock pursuant to nonstatutory stock options under the 2003 Plan may not be less than 100% of the fair market value of our common stock subject to the option on the date of the option grant. At July 23, 2004, the closing price of our common stock as reported on the Nasdaq National Market was $6.31 per share.

      The exercise price of options granted under the 2003 Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other common stock of Asyst, (ii) pursuant to a deferred payment arrangement, or (iii) in any other form of legal consideration acceptable to the Board.

      Transferability. Under the 2003 Plan, an optionee may not transfer an incentive stock option other than by will or by the laws of descent and distribution, and an optionee may only exercise an option during the lifetime of the optionee. An optionee may not transfer a nonstatutory stock option except by will or by the laws of descent and distribution unless otherwise specified in the option agreement, in which case the optionee may transfer the nonstatutory stock option upon the terms and conditions set forth in the option. In any case, the optionee may designate in writing a third party who may exercise the option in the event of the optionee’s death.

      Option Exercise. Options granted under the 2003 Plan may become exercisable in cumulative increments, or vest, as determined by the Board. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 2003 Plan may permit early exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows us to repurchase shares not yet vested at their exercise price should the optionee leave our employment before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of the option by a cash payment upon exercise, by authorizing us to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of Asyst or by a combination of these means.

      Term. The maximum term of options under the 2003 Plan previously has been ten years. Subject to shareholder approval, the maximum term of future options granted under the 2003 Plan will be six years (except that in certain cases the maximum term will be five years). See “Eligibility,” above. Options under the 2003 Plan terminate three months after termination of the optionee’s employment or relationship as a consultant or director of Asyst or any of our affiliates, unless: (a) such termination of employment is due to such person’s permanent and total disability, as defined in the Code, in which case the option may, but need not, provide that the optionee may exercise the option within one year of this termination; (b) the optionee dies while employed by or serving as a consultant or director of Asyst or any affiliate of Asyst, or within three months after termination of this relationship, in which case the option may, but need not, provide that the optionee may exercise the option to the extent the option was exercisable at the time of the optionee’s death within eighteen months of the optionee’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting or director relationship.

Terms of Restricted Stock Awards

      Payment. The Board determines the purchase price for a restricted stock purchase but the Board may grant restricted stock awards for no purchase price. The purchase price for a restricted stock award may be payable in cash, the recipient’s past services performed for us, or any other form of legal consideration. Rights to acquire shares under a restricted stock award may not be transferred, other than by will or by the laws of descent and distribution.

      Purchase Price. The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the 2003 Plan must be paid either (i) in cash at the time of purchase or, (ii) in the discretion of the Board, (a) by delivery of other common stock of Asyst, (b) pursuant to a deferred payment arrangement (c) the recipient’s past services performed for us, or (d) in any other form of legal consideration acceptable to the Board.

      Vesting. Shares of stock sold or awarded under the 2003 Plan must be subject to a repurchase option in favor of our company in accordance with a vesting schedule as determined by our Board. The minimum vesting schedule is three years, if vesting is based on time spent providing services to our company, and one year, if vesting is based on performance criteria determined by the Board.

      Restrictions on Transfer. Rights under a restricted stock award may not be transferred.

Adjustment Provisions

      If there is any change in the common stock subject to the 2003 Plan or subject to any stock award granted under the 2003 Plan, through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise, the 2003 Plan and the stock awards outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares and price per share of stock subject to the 2003 Plan and outstanding stock awards.

Effect of Mergers or Other Corporate Reorganizations

      In the event of: (a) the sale or other disposition of all or substantially all of the consolidated assets of our company or its subsidiaries, as determined by the Board in its discretion; (b) the sale or other disposition of at least ninety percent of the outstanding securities of our company; or (c) certain specified types of merger, consolidation or similar transactions (collectively, “corporate transaction”), any surviving or acquiring corporation may assume or continue awards outstanding under the 2003 Plan or may substitute similar awards. If any surviving or acquiring corporation does not assume or continue such awards or substitute similar awards, then with respect to awards held by participants whose service with Asyst or an affiliate has not terminated as of the effective date of the corporate transaction, the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full and the awards will terminate if not exercised (if applicable) at or prior to such effective date. The acceleration of an award in the event of a corporate transaction or a change in control event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Asyst.

Duration, Amendment and Termination

      The Board may suspend or terminate the 2003 Plan without shareholder approval or ratification at any time or from time to time. The 2003 Plan will otherwise terminate as of July 21, 2013.

      The Board may also amend the 2003 Plan at any time or from time to time. However, no amendment will be effective unless approved by our shareholders within twelve months of its adoption by the Board if the amendment would require shareholder approval for the 2003 Plan to comply with Section 422 of the Code. Subject to the foregoing, the Board may amend the 2003 Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits available under Section 422 of the Code or to bring the 2003 Plan or any option granted thereunder into compliance with the Code.

Federal Income Tax Information

      Incentive Stock Options. We intend for the incentive stock options under the 2003 Plan to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

      There generally are no federal income tax consequences to the optionee or us by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee’s alternative minimum tax liability, if any.

      If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of: (a) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (b) the excess of the amount the optionee realizes upon the sale of the stock (over the exercise price). The optionee’s additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on how long the optionee has held the stock. Long-term capital gains are generally subject to lower tax rates than short-term capital gains and ordinary income. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options.

      To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, we will generally be entitled to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs, subject to the requirement of reasonableness, Section 162(m) of the Code, and the satisfaction of a tax reporting obligation.

      Nonstatutory Stock Options. There are no tax consequences to the optionee or us by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income recognized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss generally will be long-term or short-term depending on how long the optionee holds the stock. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase rights.

      Restricted Stock Awards. Upon acquisition of a restricted stock award, the recipient normally will recognize taxable ordinary income equal to the excess of the stock’s fair market value over the purchase price, if any. Nevertheless, to the extent the stock award is subject to certain types of deferral or vesting restrictions, the taxable event (for purposes of income tax) will be delayed until the vesting occurs or the stock is issued, unless the recipient makes a timely election under Section 83(b) of the Code (an “83(b) election”). However, social security contributions may be due at the time vesting occurs (notwithstanding a timely decision by the recipient to defer vesting with respect to the stock). If the recipient of a restricted stock award makes a timely 83(b) election, the recipient will be required to include in income as ordinary income the fair market value of the shares of stock on the date of the grant of the restricted stock award, less any purchase price to be paid for the stock. This income may be subject to withholding by our company (either by payment of cash from the recipient or our withholding from the recipient’s award). If the recipient subsequently forfeits the restricted stock award (or a portion), the recipient will not receive any deduction for the amount previously treated as ordinary income. With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code, and the satisfaction of a reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income recognized by the recipient. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, plus any amount recognized as ordinary income upon acquisition, or vesting, of the stock. This gain or loss generally will be long-term or short-term depending on how long the optionee holds the stock.

      Potential Limitation on Our Deductions. Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards granted in the future under the 2003 Plan, when combined with all other types of compensation received by a covered employee from Asyst, may cause this limitation to be exceeded in any particular year.

      Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations promulgated under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprising solely “outside directors” and either: (a) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the material terms of the plan are approved by the shareholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (b)(i) the award is granted by a compensation committee comprising solely “outside directors;” (ii) the award is granted, or exercisable, only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the granting or exercisability of the award that the performance goal has been satisfied; and (iv) prior to the granting or exercisability of the award, shareholders have approved the material terms of the award, including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal.

      Compensation attributable to a restricted stock award will qualify as performance-based compensation, provided that: (a) the award is granted by a compensation committee comprising solely “outside directors;” (b) the award is granted or exercisable only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (c) the compensation committee certifies in writing prior to the granting or exercisability of the award that the performance goal has been satisfied; and (d) prior to the granting or exercisability of the award, shareholders have approved the material terms of the award, including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal.

Number of Awards Granted

      The number of awards that may be granted in the future to eligible participants under the 2003 Plan is in the discretion of the plan administrator and therefore cannot be determined in advance.

      The following table sets forth: (a) the aggregate number of shares subject to options and restricted stock awards granted to the individuals and groups indicated below under the 2003 Plan between April 1, 2003 (the beginning of fiscal 2004) and June 30, 2004; and (b) the average per share exercise price of such options granted.

	Number of Shares	Number of Shares	Average Exercise
	of Restricted	Underlying Options	Price Per Option
Name of Individual or Group	Stock Awarded (#)	Granted (#)	Share Granted ($)

Stephen S. Schwartz, Ph.D.	—	100,000	$8.44
Anthony C. Bonora	—	60,000	$8.44
David L. White	5,000	275,000	$14.87
Warren C. Kocmond, Jr.	30,000	220,000	$6.56
Steve Debenham	—	150,000	$11.85
Current executive officers as a group (the above 5 individuals)	35,000	805,000	$10.76
Non-employee directors	850	—	—
All employees, including officers other than executive officers, as a group	—	104,600	$11.41

EQUITY COMPENSATION PLAN INFORMATION

      As of June 30, 2004, there were (i) 8,624,350 shares subject to issuance upon exercise of outstanding options or awards under all of our equity compensation plans referred to in the table below, at a weighted average exercise price of $10.86, and with a weighted average remaining life of 7.25 years, and (ii) 35,850 shares of restricted stock granted under those equity compensation plans. As of June 30, 2004, there were 897,972 shares available for future issuance under those equity compensation plans, consisting of 615,899 shares available for purchase under our 1993 Employee Stock Purchase Plan, 58,900 available for issuance under future awards under the 2003 Plan, and 223,173 available for issuance under future awards under the 2001 Non-Officer Equity Plan. The latter numbers do not include the indefinite number of additional shares that may become available for future grant due to cancellations of options or other expirations or forfeitures that by the terms of the applicable plan are added back to the available share reserve. As of June 30, 2004, there were 47,323,214 shares of our common stock outstanding.

      The following table provides certain information as of our fiscal year end, March 31, 2004, with respect to all of our equity compensation plans then in effect.

			Number of Securities
			Remaining Available for
	Number of Securities		Issuance under Equity
	to be Issued	Weighted-Average	Compensation Plans
	upon Exercise of	Exercise Price of	(Excluding Securities
	Outstanding Options,	Outstanding Options,	Reflected in
	Warrants and Rights	Warrants and Rights	Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	7,130,304 (1)	$11.01	1,158,299	(2),(3)
Equity compensation plans not approved by security holders	1,081,201	$11.36	787,520	(4)
Total	8,211,505 (5)	$11.05	1,945,819

(1)	We have four equity compensation plans approved by shareholders under which awards remain outstanding: 2003 Plan, 1993 Employee Stock Option Plan, 1993 Non-Employee Directors’ Stock Plan, and 1993 Employee Stock Purchase Plan.

(2)	Of these shares, 615,899 remain available as of March 31, 2004 for purchase under our 1993 Employee Stock Purchase Plan, and 542,400 remain available as of March 31, 2004 for issuance under future awards from our 2003 Plan. The latter number does not include the indefinite number of additional shares that may become available for future grant under the 2003 Plan due to cancellations of options or other expirations or forfeitures that by the terms of the applicable plan are added back to the available share reserve. The 2003 Plan previously provided that up to 10%, or 100,000 shares, of its initial 1,000,000 shares authorized for issuance under this plan may be granted as restricted stock awards. Subject to shareholder approval, this limit is to be increased to 20%, or 380,000 shares, of the proposed 1,900,000 shares authorized for issuance.

(3)	Except for the 2003 Plan and the 1993 Employee Stock Purchase Plan, the other plans listed in note (1) above have expired or been terminated, and no shares remain available for issuance as future awards under those expired or terminated plans.

(4)	These shares represent the number of shares available for issuance under future awards from the 2001 Non-Officer Equity Plan described below as of March 31, 2004. This number does not include the indefinite number of additional shares that may become available for future grant due to cancellations of options or other expirations or forfeitures that by the terms of the applicable plan are added back to the available share reserve.

(5)	This total includes 7,437 shares issuable under outstanding options as of March 31, 2004, with a weighted average exercise price of $6.39 that we assumed or otherwise issued outside of our other equity compensation plans in connection with our acquisition of other companies. No additional options may be granted under any plans or other arrangements assumed in these acquisitions.

2001 Non-Officer Equity Plan

      In January 2001, our Board adopted the 2001 Non-Officer Equity Plan, and subsequently amended it in July 2001 and March 2002. The 2001 Non-Officer Equity Plan, as amended, or the 2001 Plan, has not been approved by shareholders. The 2001 Plan reserves for issuance up to 2,100,000 shares of our common stock pursuant to: (a) the exercise of options granted under the 2001 Plan; (b) the grant of stock bonuses under the 2001 Plan; and (c) the grant of restricted stock awards under the 2001 Plan. The number of shares available for future grant and stock awards granted under the 2001 Plan are subject to adjustment for any future stock dividends, splits, mergers, combinations, or other changes in capitalization as described in the 2001 Plan.

      Eligibility for Participation. Employees and consultants who are not officers or directors are eligible to receive awards under the 2001 Plan.

      Terms of Options. Nonstatutory stock options are available for grant under the 2001 Plan. The exercise price of options granted under the 2001 Plan may not be less than 85% of the fair market value of our common stock on the date of grant. Payment of the exercise price may be made in cash at the time the option is exercised, or at the discretion of the Board: (a) by delivery of other common stock of Asyst; (b) pursuant to a deferred payment arrangement; or (c) in any other form of legal consideration acceptable to the Board. The term of a stock option under the 2001 Plan may not exceed ten years.

      Options granted under the 2001 Plan are generally made subject to vesting over time. Options may also be made exercisable under conditions the Board may establish, such as if the optionee remains employed until a specified date or if specified performance goals have been met. If an optionee’s employment terminates for any reason, the option remains exercisable for a period of time following termination as determined by the Board and provided for in the respective stock option agreement.

      Terms of Stock Bonuses and Purchases of Restricted Stock. The Board determines the purchase price for a restricted stock purchase but the purchase price may not be less than 85% of the fair market value of our common stock on the date of purchase. The Board may award stock bonuses in consideration of past services without a purchase payment. The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the 2001 Plan must be paid either in cash at the time of purchase or: (a) by delivery of other common stock of Asyst; (b) pursuant to a deferred payment arrangement; or (c) in any other form of legal consideration acceptable to the Board. Shares of stock sold or awarded under the 2001 Plan may, but need not, be subject to a repurchase option in favor of Asyst in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the 2001 Plan. Rights under a stock bonus or restricted stock bonus agreement may not be transferred.

      Effect of Certain Corporate Events. The 2001 Plan requires that, in the event of specified types of merger or other corporate reorganization affecting us, any surviving or acquiring corporation must either assume any stock awards outstanding under the 2001 Plan or substitute similar stock awards for those outstanding under this plan. In the event that any surviving corporation declines to assume or continue the stock awards outstanding under the 2001 Plan, or to substitute similar stock awards, then stock awards under the 2001 Plan that are held by persons then performing services as employees or as consultants for us become fully vested and exercisable, and will terminate if not exercised prior to the merger or other corporate reorganization affecting us.

PROPOSAL 3 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The Audit Committee of our Board has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2005 fiscal year, and has directed that the selection of the independent registered public accounting firm be submitted for ratification by the shareholders at the Annual Meeting.

      Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

      Shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Audit Committee is submitting the selection of PricewaterhouseCoopers LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different firm at any time during the year if it determines that such a change would be in the best interests of Asyst and its shareholders.

      The following is a summary of the fees billed to Asyst by PricewaterhouseCoopers LLP for professional services with respect to Audit Fees billed for, and other listed services billed during, the fiscal years ended March 31, 2004, and March 31, 2003:

Fee Category	March 31, 2004	March 31, 2003

Audit Fees	$1,079,867	$690,000
Audit-Related Fees	$66,549	$2,000
Tax Fees	$279,968	$619,000
All Other Fees	—	—
Total Fees	$1,426,384	$1,311,000

      Audit Fees: This category includes fees for the audit of our annual financial statements, review of the financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, and statutory audits required by non-U.S. jurisdictions.

      Audit-Related Fees: The services in fiscal year 2004 for the fees disclosed under this category include services related to new accounting pronouncements and consulting regarding audits of government-funded programs. The services in fiscal year 2003 for the fees disclosed under this category include services related to new accounting pronouncements and releases.

      Tax Fees: The services in fiscal year 2004 for the fees disclosed under this category include tax return preparation, technical tax advice, and tax compliance. The services in fiscal year 2003 for the fees disclosed under this category include tax return preparation, technical tax advice, tax compliance and tax advice related to acquisitions.

      All Other Fees: No services in this category were rendered or billed during fiscal year 2004 or fiscal year 2003.

      Under SEC rules governing independence of the independent registered public accounting firm, the Audit Committee of our Board must approve in advance all audit and permissible non-audit services to be provided by that accounting firm. Under these rules, the Audit Committee may adopt pre-approval policies and procedures that are detailed as to the particular service, require that the Audit Committee be informed about each service, and do not result in the delegation of the Audit Committee’s authority to management. At this time, the Audit Committee has not implemented other pre-approval policies. Notwithstanding the foregoing, all permissible advisory services relating to internal control over financial reporting are pre-approved by the Audit Committee.

      The Audit Committee approved all of the services performed by PricewaterhouseCoopers LLP relating to “audit-related fees,” “tax fees,” and “all other fees” on and after the May 6, 2003, the effective date of SEC rules requiring pre-approval of services by the Audit Committee.

      Ratification of the selection of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of those shares present, in person or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. Broker non-votes will not be treated as entitled to vote on the matter and, thus, will not affect the outcome of the voting on the proposal.

Former Auditors

      On April 2, 2002, our Board terminated the engagement of its then-current independent public accountant, Arthur Andersen LLP. This termination followed our decision to seek proposals from other independent auditors to audit our consolidated financial statements for our fiscal year ended March 31, 2002.

      On April 2, 2002, our Board, based on the recommendation of the Audit Committee, engaged PricewaterhouseCoopers LLP as its independent auditors with respect to the audit of our consolidated financial statements for our fiscal year ended March 31, 2002.

      During Asyst’s fiscal year ended March 31, 2001, and during the subsequent interim period preceding the replacement of Arthur Andersen LLP, there was no disagreement between Asyst and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its reports. The audit reports of Arthur Andersen LLP on the consolidated financial statements of Asyst as of and for the fiscal year ended March 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor was this opinion qualified or modified as to uncertainty, audit scope or accounting principles.

      During our fiscal year ended March 31, 2001, and during the subsequent interim period preceding the replacement of Arthur Andersen LLP, Asyst did not consult with PricewaterhouseCoopers LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

EXECUTIVE OFFICERS OF THE COMPANY

      Our current executive officers, and their ages and positions as of June 30, 2004, are as follows:

Name	Age	Principal Occupation

Stephen S. Schwartz	44	Chairman of the Board, Chief Executive Officer and President
Anthony C. Bonora	61	Executive Vice President of Research and Development, Chief Technical Officer and Asyst Fellow
David L. White	49	Senior Vice President and Chief Financial Officer
Warren C. Kocmond, Jr.	44	Senior Vice President, Worldwide Manufacturing Operations
Steve Debenham	42	Vice President, General Counsel and Secretary

      Biographical information for Dr. Schwartz is set forth under Proposal 1, above.

      Mr. Bonora joined Asyst in 1984 and has been Executive Vice President, Research and Development of Asyst since 1986, Chief Technical Officer since January 1996, and Asyst Fellow since April 2000. From 1975 to 1984, he held various management positions at Siltec Corporation, a manufacturer of products for the semiconductor industry, including Vice President, Research and Development and General Manager of its Cybeq equipment division.

      Mr. White joined Asyst in October 2003 as Senior Vice President and Chief Financial Officer. Prior to joining Asyst, Mr. White worked as an independent consultant from May 2002 to October 2003. From 1999 to 2002, he served as President and Chief Executive Officer of Candescent Technologies Corporation, a developer of flat panel display technologies, and also served as a member of that company’s board of directors during this period. From 1995 to 1999, Mr. White also served as Candescent’s Senior Vice President of Finance and Administration and Chief Financial Officer. Prior to joining Candescent, Mr. White held various positions from 1989 to 1995 with Conner Peripherals, Inc., a developer and manufacturer of computer disk, tape and software storage products, last serving as a Senior Vice President with worldwide responsibility for fiscal management of the company. Prior to 1989, Mr. White held various financial and operating positions with Zehntel, Inc. and Digital Equipment Corporation. Mr. White has notified Asyst of his resignation as our Chief Financial Officer, which we expect to be effective in August 2004.

      Mr. Kocmond joined Asyst in April 2004 as Senior Vice President, Worldwide Manufacturing Operations. From March 1999 to April 2004, Mr. Kocmond served in several management positions with Applied Materials, Inc., most recently from 2000 as Corporate Vice President in Applied Materials’ Product Transition, Customer Productivity and Global Services groups. Prior to joining Applied Materials, from November 1997 to March 1999, Mr. Kocmond was Vice President, Manufacturing, for ETEC Systems, Inc., and from July 1992 to November 1997 he was Director of Manufacturing, High-end Operations, as well as holding other responsibilities, for Silicon Graphics, Inc. Prior to his work at Silicon Graphics, Mr. Kocmond held various manufacturing and engineering management positions from December 1983 to July 1992 with MIPS Computer, Hewlett-Packard Co., and Lockheed Missiles & Space Co.

      Mr. Debenham joined Asyst in September 2003 as Vice President, General Counsel and Secretary, and is Asyst’s Chief Legal and Compliance Officer. From May 2000 to June 2003, Mr. Debenham was with myCFO, Inc., a financial services firm, most recently as its Senior Vice President, General Counsel and Chief Development Officer. From April 1998 to April 2000, Mr. Debenham was Assistant General Counsel with Lam Research Corporation, a semiconductor equipment manufacturer. Prior to joining Lam, Mr. Debenham was in private practice from December 1989 to April 1998 with the law firm of Jackson Tufts Cole & Black, LLP, most recently as a partner with its Litigation Practice Group.

      There are no family relationships among any of our directors or executive officers.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the ownership of our common stock as of June 30, 2004 by:

•	each nominee for director;

•	each of the executive officers;

•	all of our executive officers and directors as a group; and

•	all those known by Asyst to be beneficial owners of more than five percent (5%) of our common stock.

      Beneficial ownership is determined in accordance with SEC rules, and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of our common stock subject to options currently exercisable within 60 days after June 30, 2004. These shares are not deemed outstanding for purposes of computing the percentage ownership of each other person. Percentage of beneficial ownership is based on 47,323,214 shares of our common stock outstanding as of June 30, 2004.

	Beneficial Ownership(1)

	Number of	Percent of
Beneficial Owner	Shares (#)	Total (%)

Wellington Management Company LLP(2)	5,305,250	11.2%
75 State Street Boston, MA 02109
Galleon Management, L.P.(3)	2,510,476	5.3%
135 East 57th Street, 16th Floor New York, NY 10022
Stephen S. Schwartz(4)	563,579	1.2%
Anthony C. Bonora(5)	364,308	*
David L. White(6)	—	*
Warren C. Kocmond, Jr.(7)	—	*
Steve Debenham(8)	17,905	*
P. Jackson Bell(9)	39,787	*
Stanley Grubel(10)	104,664	*

	Beneficial Ownership(1)

	Number of	Percent of
Beneficial Owner	Shares (#)	Total (%)

Tsuyoshi Kawanishi(11)	54,672	*
Robert A. McNamara(12)	86,698	*
Anthony E. Santelli(13)	55,758	*
Walter W. Wilson(14)	128,664	*
Geoffrey G. Ribar(15)	70,250	*
Frederick J. Tiso(16)	98,600	*
All directors and executive officers as a group (13 persons)(17)	1,584,885	3.4%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13G filed with the SEC. Schedule 13G provides information as to beneficial ownership only as of their dates of filing and, consequently, the beneficial ownership of Asyst’s principal shareholders may have changed between such dates and June 30, 2004. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, Asyst believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)	Wellington Management Company LLP, in its capacity as investment adviser, reports shared voting power over 3,096,750 shares, and shared dispositive power over 5,305,250 shares, which are reportedly held of record by clients of Wellington Management Company LLP.

(3)	Galleon Management, L.P. reports shared voting and dispositive power over the shares listed in the table.

(4)	Includes 529,998 shares subject to stock options exercisable within 60 days of June 30, 2004.

(5)	Includes 351,000 shares subject to stock options exercisable within 60 days of June 30, 2004.

(6)	Includes no shares subject to stock options exercisable within 60 days of June 30, 2004.

(7)	Includes no shares subject to stock options exercisable within 60 days of June 30, 2004.

(8)	Includes 11,905 shares subject to stock options exercisable within 60 days of June 30, 2004.

(9)	Includes 35,501 shares subject to stock options exercisable within 60 days of June 30, 2004.

(10)	Includes 99,500 shares subject to stock options exercisable within 60 days of June 30, 2004.

(11)	Includes 49,508 shares subject to stock options exercisable within 60 days of June 30, 2004.

(12)	Includes 47,500 shares subject to stock options exercisable within 60 days of June 30, 2004. Includes also 30,004 shares held by ADP Marshall, a subsidiary of the Fluor Daniel division of Fluor Corporation. Mr. McNamara is Group Executive-Industrial and Infrastructure of Fluor Corporation, and disclaims beneficial ownership of these shares held by ADP Marshall.

(13)	Includes 39,062 shares subject to stock options exercisable within 60 days of June 30, 2004.

(14)	Includes 123,500 shares subject to stock options exercisable within 60 days of June 30, 2004.

(15)	Includes 68,750 shares subject to stock options exercisable within 60 days of June 30, 2004.

(16)	Includes 87,500 shares subject to stock options exercisable within 60 days of June 30, 2004.

(17)	Includes an aggregate of 1,443,724 shares beneficially owned by all directors and current executive officers that are subject to options exercisable within 60 days of June 30, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

      To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended March 31, 2004, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except that (a) former officer Mr. Ribar filed a Form 5 following termination of his employment with the company to report certain amendments to two of his stock options effected as of such termination date pursuant to the terms of his severance, which amendments should have been reported earlier pursuant to a Form 4, and (b) current director Mr. Kawanishi filed an amended Form 3 in September 2003 to report in connection with his appointment as a director of Asyst a stock option grant to purchase 7,000 shares of our common stock which Mr. Kawanishi received in April 2003 in conjunction with his service as a director of our wholly owned subsidiary, Asyst Japan, Inc.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

      The following table shows for the fiscal years ended March 31, 2004, 2003 and 2002, compensation awarded or paid to, or earned by, our Chief Executive Officer, our other four most highly compensated executive officers as of March 31, 2004, and one former executive officer who earned more than $100,000 during the fiscal year ended March 31, 2004 (the “Named Executive Officers”):

					Long Term Compensation Awards

					Awards		Payouts

		Annual Compensation			Restricted	Securities
	Fiscal				Stock	Underlying	LTIP	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Awards ($)(2)	Options (#)	Payouts ($)	Compensation ($)

Stephen S. Schwartz(3)	2004	305,692	—		—	280,000	—	809	(6)
Chairman of the Board,	2003	217,095	—		—	75,000	—	520	(6)
President and Chief	2002	223,008	20,000	(7)	$30,064	75,000	—	515	(6)
Executive Officer
Anthony C. Bonora	2004	245,000	—		—	115,000	—	18,500	(9)
Executive Vice President,	2003	201,900	—		—	65,000	157,250	3,209	(9)
Research and Development,	2002	224,164	—		—	60,000	—	—
Chief Technical Officer
David L. White(11)	2004	119,519	—		$77,500	250,000	—	450	(6)
Senior Vice President and	2003	—	—		—	—	—	—
Chief Financial Officer	2002	—	—		—	—	—	—
Officer
Steve Debenham	2004	115,500	45,000	(7)	—	100,000	—	256	(6)
Vice President, General	2003	—	—		—	—	—	—
Counsel and Secretary	2002	—	—		—	—	—	—
Geoffrey G. Ribar(4)	2004	151,860	275,000	(10)	—	115,000	—	514	(6)
Senior Vice President and	2003	219,769	—		—	50,000	—	781	(8)
Chief Financial Officer	2002	122,045	40,000	(7)	—	175,000	—	433	(6)
Frederick J. Tiso(5)	2004	250,000	—		—	115,000	—	531	(6)
Senior Vice President,	2003	198,172	50,000	(7)	—	150,000	—	468	(6)
Manufacturing Operations	2002	—	—		—	—	—	—

(1)	Our officers are eligible for annual cash bonuses under the terms of our Executive Bonus Plan. Payments of bonuses are based upon achievement of specified company financial and individual performance objectives determined at the beginning of each fiscal year by our Board and its Compensation Committee. Company financial objectives are based, in part, on our operating budget and results of operations.

(2)	These amounts represent the closing market value of the awarded shares of restricted stock, determined as of the date of grant. Mr. Schwartz’s 2,600 shares of restricted stock were granted as of April 2, 2001, and all shares subject to the award vested in lump sum as of March 31, 2002. Mr. White’s 5,000 shares of restricted stock were granted as of October 3, 2003, and all shares subject to the award are scheduled to vest on October 3, 2004, assuming continued employment.

At March 31, 2004, the number and value of the aggregate holdings of awarded shares of restricted stock of the Named Executive Officers are as follows (based on a closing market value of $8.57 per share):

	Shares of Restricted	Value as of
Named Executive Officer	Stock Held (#)	March 31, 2004 ($)

Stephen S. Schwartz	2,600	$22,256
Anthony C. Bonora	8,500	$72,845
David L. White	5,000	$42,800

       Holders of shares of restricted stock are entitled to receive dividends, if any.

(3)	Dr. Schwartz was appointed our President and Chief Executive Officer in August 2002, and the Chairman of our Board in January 2003.

(4)	Mr. Ribar’s employment as an executive officer ended as of October 2003.

(5)	Mr. Tiso’s employment as an executive officer ended as of April 2004.

(6)	Consists of premiums for term life and supplemental disability insurance.

(7)	Consists of a sign-on bonus.

(8)	Consists of premiums for term life, supplemental disability insurance, and health club membership dues.

(9)	Consists of payments under our inventor incentive compensation program as consideration for assignment to us of rights to patentable inventions developed during employment.

(10)	Consists of a separation payment in conjunction with termination of employment.

(11)	Mr. White has notified Asyst of his resignation as our Chief Financial Officer, which we expect to be effective in August 2004.

Stock Option Grants and Exercises

      We have granted options and restricted stock awards to our executive officers under our 1993 Stock Option Plan and 2003 Equity Incentive Plan. As of June 30, 2004, options to purchase a total of 5,905,856 shares were outstanding under the 1993 Plan, and options to purchase 941,100 shares were outstanding under the 2003 Plan. On June 22, 2003, the 1993 Plan expired; therefore no shares are available for future grant under that plan.

      The following tables show for the fiscal year ended March 31, 2004, certain information regarding options granted to and exercised by the Named Executive Officers during the fiscal year, and held at fiscal year end by the Named Executive Officers:

Individual Grants

		Percentage
		of Total
	Number of	Options			Potential Realizable Value at
	Securities	Granted to			Assumed Annual Rates of
	Underlying	Employees			Stock Price Appreciation for
	Options	in Fiscal	Exercise		Option Term(4)
	Granted	Year	Price	Expiration
Name	(#)(1)	(%)(2)	($/Sh)(3)	Date	5% ($)	10% ($)

Stephen S. Schwartz	280,000	9.0%	$5.05	4/1/2013	$889,257	$2,253,552
Anthony C. Bonora	115,000	3.7%	$5.05	4/1/2013	$365,231	$952,566
David L. White	250,000	8.0%	$15.51	10/3/2013	$2,438,539	$6,179,736
Steve Debenham	100,000	3.2%	$13.55	9/26/2013	$852,152	$2,159,521
Geoffrey G. Ribar	115,000	3.7%	$5.05	4/1/2013	$365,231	$925,566
Frederick J. Tiso	115,000	3.7%	$5.05	4/1/2013	$365,231	$925,566

(1)	Consists of:

(a)	grants in April 2003 of an option to purchase 30,000 shares of our common stock to Dr. Schwartz, and 15,000 shares each to Mr. Bonora, Mr. Ribar and Mr. Tiso, respectively, which respective option grants vested and became exercisable of the date of grant;

(b)	grants in April 2003 of an option to purchase 250,000 shares of our common stock to Dr. Schwartz and 100,000 shares each to Mr. Bonora, Mr. Ribar and Mr. Tiso, respectively. Fifty percent of the shares subject to these respective grants vests and becomes exercisable ratably over four years on each anniversary of the grant date. The remaining fifty percent of the shares subject to these respective grants vests and becomes exercisable ratably over four years on each anniversary of the date the fair market value of our common stock has doubled in value from the date of grant (but, in any event, on April 1, 2009, subject to continuous employment);

(c)	a grant in October 2003 to Mr. White of an option to purchase 250,000 shares of our common stock, 25% of which option grant vests and becomes exercisable on each anniversary of the date of commencement of employment;

(d)	a grant in September 2003 to Mr. Debenham of an option to purchase 100,000 shares of our common stock, one forty-second of which option grant vests and becomes exercisable per month, commencing with the seventh month following the date of commencement of employment.

      The term of each option is generally the earlier of (A) ten years, or (B) 90 days after the termination of the employment of the holder.

(2)	Based on an aggregate of 3,114,508 options granted to directors and employees of Asyst in fiscal 2004, including the Named Executive Officers.

(3)	The exercise price per share of each option is equal to the fair market value of the underlying stock on the date of the grant.

(4)	The potential realizable value is calculated based on the term of the option at its time of grant, which is currently 10 years. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price.

Aggregated Option Exercises in Last Fiscal Year and

Fiscal Year-End Option Values, as of March 31, 2004

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Shares		Options at FY-End (#)		FY-End ($)
	Acquired on	Value
	Exercise	Realized
Name	(#)	($)(1)	Exercisable/Unexercisable		Exercisable/Unexercisable(2)

Stephen S. Schwartz	—	—	413,935	391,965	$105,600	$880,000
Anthony C. Bonora	170,610	$1,936,210	297,250	191,250	$529,750	$368,500
David L. White	—	—	0	250,000	$0	$0
Steve Debenham	—	—	23,809	76,191	$0	$0
Geoffrey C. Ribar	102,500	$627,652	68,750	0	$0	$0
Frederick J. Tiso	—	—	90,000	175,000	$52,800	$352,000

(1)	Based on the fair market value of our common stock as of the date of exercise, minus the exercise price of the option.

(2)	Based on the fair market value of our common stock as of March 31, 2004, which was $8.57, minus the exercise price of the option.

Employment, Severance and Change of Control Agreements

      In January 2001, we entered into an at-will employment letter agreement with Dr. Schwartz, initially to join Asyst as its Senior Vice President, Product Groups. Under the terms of the agreement, Dr. Schwartz received an annual base salary of $265,000 and an annual management targeted bonus of $165,000 (provided 100% of company and individual performance objectives were achieved). The agreement also provided for a grant to Dr. Schwartz to purchase 225,000 shares of our common stock vesting over four years from the date of grant, and an additional grant to purchase 150,000 shares of our common stock which would vest five years and three months from the date of grant (or upon the earlier achievement of agreed performance objectives). Under the agreement, both grants were subject to approval of our Board. Dr. Schwartz would also be eligible to participate in all employee welfare and benefit plans normally offered to other senior executives of Asyst.

      In September 2003, we entered into an at-will employment letter agreement with Mr. White to join Asyst as its Senior Vice President, Chief Financial Officer. Under the terms of the agreement, Mr. White received an annual base salary of $275,000 and an annual management targeted bonus of 50% of his base salary. The agreement also provided for a grant to Mr. White to purchase 250,000 shares of our common stock vesting over four years from the date of grant, and an additional restricted stock award of 5,000 shares of our common stock which would vest after twelve months following the date of commencement of his employment. Under the agreement, both grants were subject to approval of our Board. Mr. White would also be eligible to participate in all employee welfare and benefit plans normally offered to other senior executives of Asyst.

      In April 2004, we entered into an at-will employment letter agreement with Mr. Kocmond to join Asyst as its Senior Vice President, Worldwide Manufacturing Operations. Under the terms of the agreement, Mr. Kocmond received an annual base salary of $275,000 and an annual management targeted bonus of 65% of his base salary (provided 100% of company and individual performance objectives were achieved). The agreement provided that $150,000 of the management target bonus would be guaranteed for our fiscal year 2005, and payable to Mr. Kocmond as of October 1, 2004. The agreement also provided for a grant to Mr. Kocmond to purchase 220,000 shares of our common stock vesting over four years from the date of grant, and an additional restricted stock award of 30,000 shares of our common stock which would vest twelve months following the date of commencement of his employment. Under the agreement, both grants were subject to approval of our Board. Mr. Kocmond would also be eligible to participate in all employee welfare and benefit plans normally offered to other senior executives of Asyst.

      In August 2003, we entered into an at-will employment letter agreement with Mr. Debenham to join Asyst as its Vice President and General Counsel. Under the terms of the agreement, Mr. Debenham received an annual base salary of $210,000 and an annual management targeted bonus of 50% of his base salary

(provided 100% of company and individual performance objectives were achieved). The agreement also provided for a grant to Mr. Debenham to purchase 100,000 shares of our common stock,  1/42 of which option grant vests and becomes exercisable per month, commencing as of the seventh month following the date of commencement of his employment. Under the agreement, the grant was subject to approval of our Board. Mr. Debenham also received a bonus of $45,000 in conjunction with commencement of his employment. The bonus is re-payable to Asyst in the event Mr. Debenham voluntarily terminates his employment within two years. Under the agreement, Mr. Debenham would also be eligible to participate in all employee welfare and benefit plans normally offered to other senior executives of Asyst.

      In July 2001, we entered into an at-will employment letter agreement with Mr. Ribar, to join Asyst as its Senior Vice President, Chief Financial Officer. Under the terms of the agreement, Mr. Ribar received an annual base salary of $265,000 and an annual management targeted bonus of 50% of his base salary (provided 100% of company and individual performance objectives were achieved). At the time of commencement of his employment, Mr. Ribar’s base salary was subject to a 10% reduction applicable to all officers of Asyst. The agreement also provided for a grant to Mr. Ribar to purchase 175,000 shares of our common stock vesting over four years from the date of grant. The agreement provided that in the event of a change of control of Asyst on or before August 20, 2005, vesting of any options not then vested was accelerated by two years. The agreement provided for an additional grant to purchase 50,000 shares of our common stock, which would be available for grant in fiscal 2003. Under the agreement, both grants were subject to approval of our Board. Mr. Ribar also received a bonus of $40,000 in conjunction with commencement of his employment. The bonus is re-payable to Asyst in the event Mr. Ribar voluntarily terminates his employment within two years. The agreement also provided for certain payments in the event his employment was terminated for reasons other than cause effective prior to August 20, 2003. In September 2003, we entered into a Separation Agreement with Mr. Ribar pursuant to which Mr. Ribar agreed to end his employment with us under the terms and conditions of the agreement (and in lieu of any other separation payments or benefits he might have been entitled to receive under any other agreement or otherwise). Under the agreement, Mr. Ribar was entitled to continued compensation, benefits and stock option vesting through termination of his employment. As of termination of his employment, and provided the terms and conditions of the agreement were met, Mr. Ribar received: (a) a lump sum payment from us of $275,000, (b) continuing coverage for up to 11 months under our standard health benefit programs, and (c) immediate accelerated vesting of certain stock option grants that otherwise would have vested as of April 2005 (with the period from termination through September 30, 2004 to exercise such accelerated stock options).

      In February 2002, we entered into an at-will employment letter agreement with Mr. Tiso, to join Asyst as its Senior Vice President, Manufacturing Operations. Under the terms of the agreement, Mr. Tiso received an annual base salary of $250,000 and an annual management targeted bonus of 50% of his base salary (provided 100% of company and individual performance objectives were achieved). At the time of commencement of his employment, Mr. Tiso’s base salary was subject to a 10% reduction applicable to all officers of Asyst. The agreement also provided for a grant to Mr. Tiso to purchase 150,000 shares of our common stock vesting over four years from the date of grant, and an additional grant to purchase 50,000 shares of our common stock which would be available for grant in fiscal 2003. The agreement also provided for a potential additional grant to purchase 50,000 shares of our common stock, which would be available for grant in fiscal 2004 (provided certain company and individual performance objectives were achieved). Under the agreement, all grants were subject to approval of our Board. Mr. Tiso also received a bonus of $50,000 in conjunction with commencement of his employment. The bonus is re-payable to Asyst in the event Mr. Tiso voluntarily terminates his employment within two years. Mr. Tiso would also be eligible to participate in all employee welfare and benefit plans normally offered to other senior executives of Asyst. In May 2004, we entered into a Separation Agreement and Release with Mr. Tiso pursuant to which Mr. Tiso agreed to end his employment with us under the terms and conditions of the agreement (and in lieu of any other separation payments or benefits he might have been entitled to receive under any other agreement or otherwise). Under the agreement, Mr. Tiso will be entitled to continued compensation, benefits and stock option vesting through termination of his employment. As of termination of his employment, and provided the terms and conditions of the agreement are met, Mr. Tiso receives: (a) a lump sum payment from us of $125,000, (b) continuing coverage for up to 12 months under our standard health benefit programs and (c) immediate accelerated vesting of certain stock option grants that otherwise would have vested as of April 2005 (with the period from termination through December 31, 2004 to exercise such accelerated stock options).

      We have entered into Change in Control Agreements with each of Dr. Schwartz (October 2003), Mr. White (November 2003) and Mr. Kocmond (April 2004). Under each agreement, the officer will be entitled to certain compensation and benefits in the event his employment is terminated, without cause or under certain circumstances identified in the agreement, within the two-year period following a change in control of our company. The compensation and benefits may include the officer’s base salary, annual or discretionary bonus, unused vacation, unreimbursed business expenses, deferred compensation, and other compensation and benefits accrued or earned through the date of termination of his employment. In addition, the officer may also receive under the agreement: (a) compensation equal to two times the sum of (x) his annual base salary and (y) the average of his annual bonuses for the three years prior to such termination; (b) continuing coverage for two years under life, disability, accident and health benefit programs covering senior executives; and (c) immediate accelerated vesting of any unvested stock options, with up to 12 months following termination of his employment to exercise stock options held by the officer (and, in the case of Dr. Schwartz, 24 months following termination of his employment to exercise certain options covering 375,000 shares). The agreement remains in effect for two years (provided a change in control has not occurred within that two-year period).

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

ON EXECUTIVE COMPENSATION

      The Compensation Committee is responsible for Asyst’s compensation programs, including salaries, bonuses, stock ownership programs and other long-term incentive programs for all employees.

      The Committee discharges the responsibilities of our Board relating to executive officers, including establishing and reviewing corporate policies, goals and objectives for executive officer compensation, evaluation of their performance, determination of their compensation and management succession planning. The Committee also oversees the administration of our cash and non-cash compensation policies, including stock-based and other incentive plans, for executive officers and employees of, and advisors and consultants to, Asyst and our subsidiaries and affiliated entities.

      Additionally, the Committee recommends to the Board the cash and non-cash compensation policies for non-employee members of our Board, and performs such other functions regarding compensation as the Board may delegate.

      To assist it in fulfilling its responsibilities, the Committee may retain outside, independent compensation and governance consultants and counsel.

Compensation Philosophy

      The goals of our compensation programs are to align compensation with the achievement of Asyst’s business objectives and individual performance against these objectives. The programs also seek to enable Asyst to attract, retain and reward executive officers and other key employees who contribute to our success and to motivate them to enhance long-term shareholder value. To implement this philosophy:

•	We pay competitively with leading companies with which we compete for talent. We regularly compare our pay practices with Silicon Valley companies in the semiconductor capital equipment industry and selected companies included in compensation surveys conducted by AON Consulting (Radford Surveys), and set our pay parameters in a range that is competitive with management compensation at those companies.

•	We maintain annual bonus opportunities sufficient to provide incentives to achieve specific operating goals and generate rewards that bring total compensation to competitive levels.

•	We provide equity-based incentives to ensure that executives and other key employees are motivated over the long term to meet our business challenges and opportunities as owners, not just employees.

      Base Salary. The Committee annually reviews each executive officer’s base salary, making an objective assessment of individual and corporate performance, level of responsibility, prior experience, breadth of knowledge and competitive pay practices. Weighting of these factors when determining a particular individual’s compensation may vary. Executive officers voluntarily reduced their salaries during the beginning of fiscal year 2004 in recognition of the significant downturn in our business.

      Annual Incentives. Our Executive Bonus Plan is a variable pay program under which executive officers and senior managers may earn additional annual compensation. Actual incentive awards earned depend on the extent to which pre-determined objectives are achieved. At the start of each year, our Board reviews and approves annual corporate financial performance objectives for Asyst. The Committee then approves individual performance objectives and establishes a target bonus for each executive officer if both corporate and individual performance objectives are met, and allocates the target bonus between the two categories. For fiscal year 2004, the Committee determined that each of the executive officers met substantially his individual performance objectives; however, the Committee determined no bonuses would be paid inasmuch as the corporate financial objectives for the year were not met.

      Long-Term Incentives. Our long-term incentive program currently consists of: (a) the 2003 Equity Incentive Plan; (b) the 2001 Non-Officer Equity Plan; (c) the Long-Term Incentive Compensation Plan, or LTIP, adopted in 1998 and approved by our shareholders; and (d) the 1993 Employee Stock Purchase Plan.

      The 2003 Equity Incentive Plan, 1993 Stock Option Plan and 2001 Non-Officer Equity Plan utilize vesting periods, generally four years, to encourage key employees to continue in our employ and to provide them with incentives to increase long-term shareholder value. The size of option grants is determined based on competitive practices at leading companies in the industry and our philosophy of significantly linking executive compensation with shareholder interests. In making grants, the Committee may also consider the number, value and vesting of an individual’s outstanding options. On June 22, 2003, the 1993 Stock Option Plan expired, and no shares are available for grant thereunder.

      Compensation payable under the LTIP is based on long-term corporate performance and is tied to an increase in shareholder value. The LTIP provides for the award of participation interests to our key employees as designated by the Committee. LTIP participation interests are subject to vesting, and their value is determined with reference to increases in our earnings per share from year to year. No awards were made under the LTIP during the fiscal year 2004.

      The 1993 Employee Stock Purchase Plan provides a means by which key employees of Asyst, and any employee of any parent or subsidiary of Asyst designated by the Board to participate in the Purchase Plan, may purchase our common stock through payroll deductions.

      The Committee also oversees and reviews with management the compensation programs generally offered to our employees, such as our employee profit-sharing and 401(k) deferral programs.

Chief Executive Officer Compensation

      Dr. Schwartz was appointed Chief Executive Officer in August 2002. The Committee set his base annual salary for fiscal year 2004 at $330,000. In setting this amount, the Committee took into account the scope of Dr. Schwartz’s responsibilities and its confidence in him to lead Asyst’s continued operational and strategic development.

      In fiscal year 2004, Dr. Schwartz was granted a stock option to purchase 30,000 shares of our common stock at fair market value on the date of grant. These shares vested and became exercisable as of the date of grant, to compensate him for a voluntary salary reduction previously taken in recognition of the difficult business conditions then-affecting Asyst. Dr. Schwartz was also granted a stock option to purchase an additional 250,000 shares of our common stock. Fifty percent of the shares subject to this option vests and becomes exercisable ratably over four years on each anniversary of the grant date. The remaining fifty percent of the shares vests and becomes exercisable ratably over four years on each anniversary of the date the fair market value of our common stock has doubled in value from the date of grant (but, in any event, on April 1, 2009 subject to continuous employment). In evaluating Dr. Schwartz’s performance for the fiscal year, the

Committee determined that he had met his individual objectives for the year; nonetheless, no bonus would be paid because the corporate financial objectives had not been met for the year.

Section 162(m) of the Internal Revenue Code

      Section 162(m) of the Internal Revenue Code, or Code, limits Asyst to a deduction for federal income tax purposes of no more than $1 million of compensation paid to the Named Executive Officers in a taxable year, unless the compensation is “performance-based.” Performance-based equity compensation must be based on the achievement of pre-established, objective performance goals under a plan approved by shareholders. The Committee believes that, at the present time, the compensation paid to any Named Executive Officer in a taxable year that is subject to the deduction limit is not likely to exceed $1 million. Nevertheless, the Committee has determined that options granted under the 2003 Plan (and previous grants under the 1993 Stock Option Plan) should be treated as performance-based compensation, provided such options had an exercise price at least equal to the fair market value of Asyst common stock on the date of grant. The Committee has also determined that awards under our LTIP should also be treated as performance-based compensation under Section 162(m) of the Code. The Committee intends to continue to evaluate and to comply with Section 162(m) in the future, to the extent consistent with our best interests.

Conclusion

      Through the programs described above, a significant portion of Asyst’s compensation programs for our executive officers is contingent on Asyst’s performance, and realization of rewards is closely linked to increases in long-term shareholder value. We remain committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of Asyst’s business may result in highly variable compensation over a particular time period.

Compensation Committee
Anthony E. Santelli, Chairman
Stanley Grubel

PERFORMANCE MEASUREMENT COMPARISON

      The following graph shows the total shareholder return of an investment of $100 in cash on April 1, 1999, for: (a) Asyst common stock; (b) the Media General Industry Group 355 Index — Special Industry Machinery, except Metalworks, a published index, or the SIC Code Index; and (c) the Nasdaq Market Index. All values assume reinvestment of the full amount of all dividends, and are calculated as of March 31st of each year:

	3/31/1999	3/31/2000	3/31/2001	3/31/2002	3/31/2003	3/31/2004

Asyst Technologies, Inc.	$100.0	$851	$189	$265	$79	$125
SIC Code Index	$100.0	$281	$146	$179	$77	$138
Nasdaq Market Index	$100.0	$184	$76	$77	$56	$84

HOUSEHOLDING OF PROXY MATERIALS

      The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

      This year, a number of brokers with account holders who are Asyst shareholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise, or until you notify Asyst or your broker that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and Annual Report, please notify your broker directly or direct your written request to: Investor Relations, Asyst Technologies, Inc., 48761 Kato Road, Fremont, CA 94538, or contact Investor Relations, Asyst Technologies, Inc., at (510) 661-5000. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, Asyst will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a shareholder at a shared address to which a single copy of the documents were delivered.

OTHER MATTERS

      Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

      A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended March 31, 2004, including financial statements, financial schedules and list of exhibits, is available without charge upon written request to: Investor Relations, Asyst Technologies, Inc., 48761 Kato Road, Fremont, CA 94538.

By Order of the Board of Directors

Steve Debenham
Secretary

August 16, 2004

APPENDIX A

Charter of the Audit Committee

Board of Directors
Asyst Technologies, Inc.
Amended and Restated as of May 4, 2004

1.     Purposes.

      The primary purposes of the Committee are to oversee on behalf of the Company’s Board of Directors: (1) the accounting and financial reporting processes of the Company and integrity of the Company’s financial statements, (2) the audits of the Company’s financial statements and appointment, compensation, qualifications, independence and performance of the Company’s independent auditors, (3) the Company’s compliance with legal and regulatory requirements, and (4) the Company’s internal control over financial reporting and protection of corporate assets.

      For purposes of this Charter, “executive officers” means the individuals classified by the Company as officers for purposes of SEC rules under Section 16 of the Securities Exchange Act of 1934.

2.	Composition.

      (a) At Least Three Members. The Committee shall comprise at least three directors. The Board will designate a Committee member as the chairperson of the Committee, or, if the Board does not do so, the Committee members will appoint a Committee member as chairperson by a majority vote of the authorized number of Committee members.

      (b) Independence. All Committee members must be independent, as determined by the Board of Directors in accordance with the Nasdaq listing standards (the “listing standards”) and applicable SEC rules, as the same may be amended from time to time.

      (c) Financial Literacy. Each Committee member must be financially literate upon appointment to the Committee, as determined by the Board pursuant to the listing standards. At all times, there must be at least one member of the Committee who, as determined by the Board, meets the finance, accounting or comparable experience requirement of the listing standards. In addition, the Board will annually evaluate whether at least one member of the Committee is an audit committee financial expert, as defined in applicable listing standards and SEC rules.

      (d) Appointment. Subject to the requirements of the listing standards, the Board may appoint and remove Committee members in accordance with the Company’s bylaws. Committee members will serve for terms as may be fixed by the Board, and in any case at the will of the Board whether a specific term is fixed.

3.	Selection and Review of Independent Auditors and Their Services.

      (a) Overall Authority. The Committee has sole authority and direct responsibility to appoint, compensate, retain, terminate, evaluate and oversee the work of the independent auditors engaged by the Company for the purpose of preparing or issuing an audit report or related work, or performing other audit, review or attest services for the Company. The independent auditors must report directly to the Committee. The Committee’s authority includes, without limitation, resolution of disagreements between management and the auditors regarding financial reporting.

      (b) Terms of Audit and Non-Audit Engagements. The Committee has sole authority to pre-approve all audit, review, attest and permissible non-audit services to be provided to the Company or its subsidiaries by the independent auditors. The Committee may establish pre-approval policies and procedures in compliance with applicable listing standards and SEC rules.

      (c) Review of Auditor Procedures. The Committee may review periodically with the Company’s independent auditors their internal quality control procedures and any material issues raised by such review, which may include: (1) evaluation of the lead partner for the Company’s account, (2) policies concerning the hiring of former employees of the Company or members of the Board of Directors, and (3) evaluation of such other matters as may be relevant (including input from the Company’s management and other advisors).

4.	Annual Financial Reporting.

      In connection with the audit of the Company’s fiscal year financial statements, the Committee will perform the following:

(a) Discuss Financial Statements and Internal Control Report with Management: review and discuss with appropriate members of the Company’s management the audited financial statements, related accounting and auditing principles and practices, and management’s assessment of internal control over financial reporting, and the related reports on internal control to be included in the Company’s Annual Report on Form 10-K (as and when these reports are required under applicable SEC rules);

(b) Critical Accounting Policy Report: timely request and receive from the independent auditors (prior to each filing of the audit report with the SEC) the report required in connection with the annual audit pursuant to applicable SEC rules concerning: (1) all critical accounting policies and practices to be used, (2) all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management of the Company, including: (i) ramifications of the use of such alternative disclosures and treatments; and (ii) the treatment preferred by the independent auditors, and (3) other material written communications between the independent auditors and the management of the Company, such as any management letter or schedule of unadjusted differences;

(c) SAS 61 Review: discuss with the independent auditors the audited financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, including such matters as: (1) the quality and acceptability of the accounting principles applied in the financial statements, (2) new or changed accounting policies, the effect of regulatory and accounting initiatives, and significant estimates, judgments, uncertainties or unusual transactions, (3) the selection, application and effects of critical accounting policies and estimates applied by the Company, (4) issues raised by any “management” or “internal control” letter from the auditors, difficulties encountered in the audit, disagreements with management, or other significant aspects of the audit, and (5) any off-balance sheet transactions, and relationships with any unconsolidated entities or any other persons, that may have a material current or future effect on the financial condition or results of the Company and which are required to be reported under applicable SEC rules;

(d) Review of MD&A: review with appropriate management and auditor representatives the Company’s intended disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the Company’s Annual Report on Form 10-K for filing with the SEC;

(e) Obtain ISB No. 1 Disclosure: receive from the independent auditors a formal written statement of all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1;

(f) Dialogue with Auditors on Independence: actively discuss with the auditors any disclosed relationships or services that may impact the objectivity or independence of the auditors;

(g) Recommend Filing of Audited Financial Statements: recommend whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K for filing with the SEC; and

(h) Internal Controls: review internal controls on financial reporting and adequacy of the Company’s internal audit function.

5.	Quarterly Financial Reporting.

      The Committee’s review of the Company’s quarterly financial statements will typically include the following:

(a) Quarterly Review: review of the quarterly financial statements of the Company and the results of the independent auditors’ review of these financial statements;

(b) Discussion of Significant Matters with Management: review of management’s analysis of significant matters that relate to: (1) the quality and acceptability of the accounting principles applied in the financial statements, (2) new or changed accounting policies, and significant estimates, judgments, uncertainties or unusual transactions, (3) the selection, application and effects of critical accounting policies and estimates applied by the Company, and (4) any off-balance sheet transactions and relationships with any unconsolidated entities or any other persons that may have a material current or future effect on the financial condition or results of the Company and are required to be reported under applicable SEC rules; and

(c) MD&A: review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the Company’s Quarterly Report on Form 10-Q for filing with the SEC.

6.	Other Functions.

      In connection with its responsibilities, the Committee will also perform the following:

(a) Review of This Charter: review and reassess annually the adequacy of this Charter and recommend any proposed changes to the Board;

(b) Risk Assessment: review periodically management’s assessment of the Company’s exposure to legal and regulatory risks, and steps management has taken to monitor and control this exposure;

(c) Complaints and Anonymous Submissions: establish and maintain procedures for: (1) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, and auditing matters, and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

(d) Internal Control over Financial Reporting: review periodically and discuss, as appropriate, with management and the independent auditors: (1) the design and effectiveness of the Company’s internal control over financial reporting as defined by applicable listing standards and SEC rules, (2) any significant deficiencies or material weaknesses in that internal control, (3) any change that has materially affected or is reasonably likely to materially affect that internal control, and (4) any fraud (whether material) that involves management or other employees who have a significant role in that internal control, that have been reported to the Committee;

(e) Reports from Legal Counsel: review and, where appropriate, take action with respect to any reports to the Committee from the Company’s legal counsel concerning any material violation of securities law or breach of fiduciary duty or similar violation by the Company, its subsidiaries or any person acting on their behalf;

(f) Other Reviews: consider and review, as appropriate, with the full Board of Directors, Company management, internal or outside legal counsel, or the independent auditors, any other topics relating to the purpose of the Committee that may come to the Committee’s attention; and

(g) Other Functions: perform any other activities consistent with this Charter, the bylaws, the listing standards and applicable SEC rules, as the Committee or the Board of Directors considers appropriate.

7.	Related-Party Approvals.

      It is the Company’s policy not to enter into related-party transactions (as defined in the listing standards and by applicable SEC rules), unless the Committee or another independent body of the Board of Directors first reviews and approves the transaction.

8.	Meetings, Reports and Resources of the Committee.

(a) Meetings. The Committee will meet as often as it determines to be necessary to carry out its responsibilities. The Committee may also act by unanimous written consent. The Committee may meet in separate executive sessions with other directors, the chief executive officer and other executive officers, as well as other Company employees, agents, consultants or representatives invited by the Committee, including the Company’s independent auditors and legal counsel, as it deems necessary.

(b) Procedures. The Committee may establish its own procedures, including the formation and delegation of authority to sub-committees, in a manner not inconsistent with this Charter, the bylaws, the listing standards or applicable SEC rules. The chairperson or majority of the Committee members may call meetings of the Committee. A majority of the authorized number of Committee members constitutes a quorum for the transaction of Committee business, and the vote of a majority of the Committee members present at a meeting at which a quorum exists will be the act of the Committee (unless in either case a greater number is required by this Charter, the bylaws, the listing standards or applicable SEC rules). The Committee will keep written minutes of its meetings and deliver copies of the minutes to the corporate secretary for inclusion in the corporate records.

(c) Reports. The Committee will timely prepare the Committee’s report required to be included in the Company’s proxy statement for the Annual Meeting of Stockholders, and report to the Board on the other matters relating to the Committee or its purposes, as required by the listing standards or applicable SEC rules. The Committee will also report to the Board annually the overall results of the annual review of the independent auditors and their independence. The Committee also will report to the Board on the major items covered by the Committee at each Committee meeting, and provide additional reports to the Board as the Committee may determine to be appropriate, including review with the full Board any issues that may arise from time to time with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, or the performance and independence of the independent auditors.

(d) Committee Access and Resources. The Committee is at all times authorized to have direct, independent and confidential access to the independent auditors, the Company’s legal counsel and to the Company’s other directors, management and personnel to carry out the Committee’s purposes. The Committee is authorized to conduct investigations, and to retain, at the expense of the Company, independent legal, accounting, or other professional advisers or consultants selected by the Committee, for any matters relating to the purposes or duties of the Committee. The Company will provide for adequate funding, as determined by the Committee, for payment of compensation to the independent auditors for their audit and audit-related, review and attest services, for payment of compensation to advisers engaged by the Committee, and for ordinary administrative expenses of the Committee necessary or appropriate to carrying out its duties.

(e) Limitation on the Committee’s Role. The Committee’s function is one of oversight only. The Company’s management is responsible for determining that the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles, and the Company’s independent auditors are responsible for auditing the Company’s financial statements. It is not the duty of the Committee to plan or conduct audits or to make such independent determinations concerning the Company’s financial statements and disclosures. The existence and operation of the Committee does not relieve management of these responsibilities.

(f) Reliance on Information. In discharging his or her responsibilities, a member of the Committee is entitled to rely in good faith on reports or other information provided by the Company’s management, its independent auditors, and other persons as to matters the member reasonably believes to be within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

(g) Reliance on Others. Nothing in this Charter is intended to preclude or impair the protection provided in Section 309(b) of the California General Corporation Law for good faith reliance by members of the Committee on reports, advice or other information provided by others (including reports, advice or other information provided by the Company’s management, legal counsel or independent auditors, or independent professional advisers or consultants retained by the Committee).

These policies and procedures are not intended to create inflexible requirements, and are not intended to interpret applicable laws and regulations, or to modify the Company’s articles of incorporation or its bylaws.

APPENDIX B

ASYST TECHNOLOGIES, INC.

2003 EQUITY INCENTIVE PLAN

(As Proposed to be Amended)

Initially Adopted on July 22, 2003 and approved by shareholders on September 23, 2003.

Amendment approved by shareholders on                     , 2004
Termination Date: July 21, 2013

1.     Purposes

      (a) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are Employees, Directors and Consultants.

      (b) Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of our Common Stock through the granting of the following Stock Awards:

(i) Incentive Stock Options,

(ii) Nonstatutory Stock Options and

(iii) Restricted Stock Awards.

      (c) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.	Definitions

      (a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

      (b) “Board” means the Board of Directors of the Company.

      (c) “Capitalization Adjustment” has the meaning ascribed to that term in Section 11(a).

      (d) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an institutional investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions that are primarily a private financing transaction for the Company or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company if, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction;

(iii) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportion as their Ownership of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; (provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

      Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

      (e) “Code” means the Internal Revenue Code of 1986, as amended.

      (f) “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with Section 3(c).

      (g) “Common Stock” means the common stock of the Company.

      (h) “Company” means Asyst Technologies, Inc., a California corporation.

      (i) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) serving as a member of the Board of Directors of an Affiliate and who is compensated for such services. However, the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a director’s fee by the Company for services as a Director shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

      (j) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

      (k) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

      (l) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

      (m) “Director” means a member of the Board.

      (n) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

      (o) “Employee” means any person employed by the Company or an Affiliate. Service as a Director or payment of a director’s fee by the Company for such service or for service as a member of the Board of Directors of an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

      (p) “Entity” means a corporation, partnership or other entity.

      (q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      (r) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (A) the Company or any Subsidiary of the Company, (B) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.

      (s) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

      (t) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

      (u) “Non-Employee Director” means a Director who either (i) is not currently an employee or officer of the Company or its parent or a subsidiary, does not receive compensation, either directly or indirectly, from the Company or its parent or a subsidiary, for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of

Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

      (v) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

      (w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

      (x) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

      (y) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

      (z) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

      (aa) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation”, and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

      (bb) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

      (cc) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

      (dd) “Plan” means this Asyst Technologies, Inc. 2003 Equity Incentive Plan.

      (ee) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a) of the Plan.

      (ff) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

      (gg) “Securities Act” means the Securities Act of 1933, as amended.

      (hh) “Stock Award” means any right granted under the Plan, including an Option, or a Restricted Stock Award.

      (ii) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

      (jj) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

      (kk) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.	Administration

      (a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).

      (b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or a Stock Award as provided in Section 12.

(iv) To terminate or suspend the Plan as provided in Section 13.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

      (c) Delegation to Committee.

(i) General. The Board may delegate administration of the Plan to a Committee or Committees of two (2) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii) Section 162(m) and Rule 16b-3 Compliance. In the discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (c) not then subject to Section 16 of the Exchange Act.

      (d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

      (e) Prohibition on Repricings. The Board may not, without the approval of the Company’s shareholders, (1) amend the option to reduce the exercise price of any outstanding Option under the Plan, (2) cancel any outstanding Option under the Plan and then grant in substitution thereof a new Option or other Stock Award under the Plan covering the same or a different number of shares of Common Stock.

      (f) Arbitration. Any dispute or claim concerning any Stock Awards granted (or not granted) pursuant to the Plan or any disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding and confidential arbitration conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association in Santa Clara County, California. The Company shall pay all arbitration fees. In addition to any other relief, the arbitrator may award to the prevailing party recovery of its attorneys’ fees and costs. By accepting a Stock Award, Participants and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.

4.	Shares Subject to the Plan

      (a) Share Reserve. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate one million, nine hundred thousand (1,900,000) shares of Common Stock.1

      (b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or if any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited back to or repurchased by the Company because of or in connection with the failure to meet a contingency or condition required to vest such shares in the Participant, the shares of Common Stock not acquired, such Stock Award or the shares of Common Stock forfeited or repurchased under such Stock Award shall revert to and again become available for issuance under the Plan; provided, however, that subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued as Incentive Stock Options shall be one million, nine hundred thousand (1,900,000) shares of Common Stock.1

      (c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

      (d) Limits on Grants of Restricted Stock Awards. No more than twenty percent (20%) of the share reserve provided in Section 4(a) shall be granted as Restricted Stock Awards.

5.	Eligibility

      (a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

      (b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

      (c) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, no Employee shall be eligible to be granted Options covering more than four hundred thousand (400,000) shares of Common Stock during any calendar year.

      (d) Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

      1 This figure includes one million (1,000,000) shares originally authorized under the Plan, as adopted on July 22, 2003 and approved by our stockholders on September 23, 2003, and an additional nine hundred thousand (900,000) shares authorized by our Board on July 14, 2004 and approved by our stockholders on [                    ].

6.	Option Provisions

      Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

      (a) Term. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option or Nonstatutory Stock Option shall be exercisable after the expiration of six (6) years from the date on which it was granted.

      (b) Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

      (c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

      (d) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

      In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (1) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (2) the treatment of the Option as a variable award for financial accounting purposes.

      (e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

      (f) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the

Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

      (g) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

      (h) Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

      (i) Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

      (j) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

      (k) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to Section 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

      (l) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

7.	Provisions of Restricted Stock Awards

      Each Restricted Stock Award agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the Restricted Stock Award agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award agreements need not be identical, but each Restricted Stock Award agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

      (a) Purchase Price. At the time of the grant of a Restricted Stock Award, the Board will determine the price to be paid by the Participant for each share subject to the Restricted Stock Award. To the extent required by law, the price to be paid by the Participant for each share of the Restricted Stock Award will not be less than the par value of a share of Company Stock (or such higher amount required by law). A Restricted Stock Award may be awarded as a stock bonus to the extent permissible under applicable law.

      (b) Consideration. The purchase price of Common Stock acquired pursuant to the Restricted Stock Award shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; (iii) at the discretion of the Board, by services rendered or to be rendered to the Company; or (iv) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment and must be made in a form of consideration legal under Delaware Corporation Law.

      (c) Vesting. Shares of Common Stock acquired under the Restricted Stock Award agreement must be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board. The vesting schedule must at a minimum be (i) for three years for shares that vest based on continued service to the Company and (ii) for one year for shares that vest based upon the accomplishment of performance criteria (where such performance criteria are determined by the Board, in its discretion).

      (d) Termination of Participant’s Continuous Service. In the event that a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Award agreement. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the purchase of the restricted stock unless otherwise provided in the Restricted Stock Award agreement.

      (e) Transferability. Rights to purchase or receive shares of Common Stock granted under the Restricted Stock Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award agreement, as the Board shall determine in its discretion, and so long as Common Stock awarded under the Restricted Stock Award remains subject to the terms of the Restricted Stock Award agreement.

8.	Covenants of the Company

      (a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

      (b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the

Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.	Use of Proceeds from Stock

      Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.	Miscellaneous

      (a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

      (b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

      (c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

      (d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of a Stock Award Agreement.

      (e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

      (f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid variable award accounting); or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

11.	Adjustments Upon Changes in Stock

      (a) Capitalization Adjustments. If any change is made in, or other event occurs with respect to, the Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Sections 4(a) and 4(b) and the maximum number of securities subject to award to any person pursuant to Section 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

      (b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Options shall terminate immediately prior to the completion of such dissolution or liquidation, and shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such stock is still in Continuous Service.

      (c) Corporate Transaction. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (it being understood that similar stock awards include, but are not limited to, awards to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company), if any, in connection with such Corporate Transaction. In the event that any surviving corporation or acquiring corporation does not assume or continue any or all such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have been not assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), the Stock Awards shall terminate if not exercised (if applicable) at or prior to such effective time, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards held by Participants whose Continuous Service has not terminated shall (contingent upon the effectiveness of the Corporate Transaction) lapse. With respect to any other Stock Awards outstanding under the Plan that have not been assumed, continued or substituted, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated, unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of such Stock Award, and such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.

      (d) Change in Control. A Stock Award held by any Participant whose Continuous Service has not terminated prior to the effective time of a Change in Control may be subject to additional acceleration of vesting and exercisability upon or after such event as may be provided in the Stock Award Agreement for such

Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

12.	Amendment of the Plan and Stock Awards

      (a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code.

      (b) Stockholder Approval. The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

      (c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

      (d) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

      (e) Amendment of Stock Awards. Except as provided for in Section 3(e) of the Plan, the Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.	Termination or Suspension of the Plan

      (a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

      (b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.	Effective Date of Plan

      The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a Restricted Stock Award, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.	Choice of Law

      The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

PROXY CARD

ASYST TECHNOLOGIES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 21, 2004

     The undersigned hereby appoints Stephen S. Schwartz, Ph.D. and Steve Debenham, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Asyst Technologies, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Asyst Technologies, Inc., to be held at the offices of Asyst Technologies, Inc., located at 48761 Kato Road, Fremont, CA 94538 on Tuesday, September 21, 2004, at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

--DETACH HERE—

PROXY CARD

☒ Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1:	To elect directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected.

Nominees:	(01) Stephen S. Schwartz, Ph.D.	(02) P. Jackson Bell
	(03) Stanley Grubel	(04) Tsuyoshi Kawanishi
	(05) Robert A. McNamara	(06) Anthony E. Santelli
(07) Walter W. Wilson

☐ FOR all nominees listed above (except as marked to the contrary)		☐ WITHHOLD AUTHORITY to vote for the nominees listed above

MARK HERE ☐ FOR ADDRESS CHANGE AND NOTE BELOW

☐
To withhold authority to vote for any nominee(s), write such nominee(s)’ name(s) above

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3 BELOW.

PROPOSAL 2:	To approve amendments to our 2003 Equity Incentive Plan to (a) increase the aggregate number of shares of our common stock authorized for issuance under this plan, and available for grant as incentive stock options, from 1,000,000 shares to 1,900,000 shares, (b) increase the percentage of the aggregate number of shares authorized for issuance under this plan that may be granted as restricted stock awards from 10% to 20%, and (c) limit to six (6) years the term of future option grants under this plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 3:	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2005 fiscal year.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Signature:

Dated:

Signature:

Dated:

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN
ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.